UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Opendoor Technologies Inc.
(Name of Registrant as Specified In Its Charter)

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Dear Opendoor Stockholder:
I am pleased to invite you to the Annual Meeting of Stockholders of Opendoor Technologies Inc., which will be held on Thursday, June 17, 2021, at 9:00 a.m. Pacific Time. The annual meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.viewproxy.com/opendoor/2021/vm and entering your password. For further information on how to participate in the meeting, please see “General Information About Voting and the Annual Meeting” in the accompanying proxy statement.
We are pleased to make our Annual Report and proxy materials available to stockholders over the Internet under the U.S. Securities and Exchange Commission’s Notice and Access rules. We believe this electronic delivery option provides our stockholders with information in a more timely, cost-efficient, and environmentally conscious manner versus providing materials in paper form.
It is very important that your shares be represented and voted at the annual meeting regardless of whether you plan to attend electronically. The accompanying proxy statement contains information about the matters on which you are asked to vote as well as specific instructions for voting over the telephone or via the Internet, or submitting your proxy. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. You are encouraged to read the materials carefully and vote in accordance with the recommendations of the Board of Directors.
Thank you for your investment in Opendoor. We appreciate your support.
Sincerely,
Eric Wu
Chairman of the Board and Chief Executive Officer
April 30, 2021

OPENDOOR TECHNOLOGIES INC.
410 N. Scottsdale Road, Suite 1600
Tempe, Arizona 85281
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
2021 Annual Meeting Information

Time 9:00 a.m. Pacific Time	Date June 17, 2021	Place Online only via live webcast at www.viewproxy.com/opendoor/2021/vm
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders of Opendoor Technologies Inc. (the “Annual Meeting”) will be held on Thursday, June 17, 2021, at 9:00 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.viewproxy.com/opendoor/2021/vm and entering your virtual control number included in your Notice of Internet Availability of Proxy Materials, proxy card, or on the instructions that accompanied your proxy materials. At the Annual Meeting, stockholders will consider and vote on the following matters:
MATTER
1	The election of Cipora Herman, Jonathan Jaffe and Glenn Solomon as Class I Directors, each for a three-year term ending at the 2024 Annual Meeting of Stockholders;
2	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3	The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and
4	The approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.
The stockholders will also act on any other business that may properly come before the Annual Meeting or any postponement, continuation or adjournment thereof.
Stockholders of record at the close of business on Tuesday, April 20, 2021, are entitled to notice of, and to vote at, the Annual Meeting or any postponement, continuation or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Elizabeth Stevens, Head of Legal and Secretary, at ODInvestor@opendoor.com, stating the purpose of the request and providing proof of ownership of Opendoor stock. The complete list of these stockholders will be available on the bottom panel of your screen during the meeting after entering the virtual control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker.
Your vote is important regardless of the number of shares you own. To ensure that a quorum is present at the Annual Meeting, please vote your shares over the Internet or by telephone, or, if you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed envelope, whether or not you expect to attend the Annual Meeting. Note that, in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage stockholders to submit their proxy via telephone or online. If you decide to attend the Annual Meeting, you will be able to vote electronically, even if you have previously submitted your proxy.
By Order of the Board of Directors,
Elizabeth Stevens
Head of Legal and Secretary
April 30, 2021

PROXY STATEMENT SUMMARY
Background
Opendoor Labs Inc., the predecessor to Opendoor Technologies Inc., entered into a merger agreement (the “Merger Agreement”) with Social Capital Hedosophia Holdings Corp. II (“SCH”) on September 15, 2020. SCH was initially formed on October 18, 2019 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Under the Merger Agreement, Hestia Merger Sub Inc., a newly formed subsidiary of SCH (“Merger Sub”), merged with Opendoor Labs Inc. On December 18, 2020, the separate corporate existence of Merger Sub ceased. Opendoor Labs Inc. survived the merger as a wholly owned subsidiary of SCH. On December 18, 2020, SCH deregistered as a Cayman Islands exempted company and domesticated as a Delaware corporation, changing its name from “Social Capital Hedosophia Holdings Corp. II” to “Opendoor Technologies Inc.” We refer to these transactions collectively as the “Business Combination.”
In this proxy statement, unless the context requires otherwise, references to “Opendoor,” the “Company,” “we,” “us,” and “our,” and similar references refer to Opendoor Technologies Inc. and its wholly owned subsidiaries following the Business Combination and to Opendoor Labs Inc. prior to the Business Combination.
Proposals
This section summarizes and highlights certain information contained in this proxy statement, but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement as well as our annual report to stockholders for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) carefully before voting.
Proposal 1	Board Recommendation and Page No.
Election of three Class I Directors for a three-year term ending at the 2024 Annual Meeting of Stockholders	The Board recommends a vote “FOR” Cipora Herman, Jonathan Jaffe and Glenn Solomon.
See “Proposal One — Election of Directors” beginning on page 5 of this proxy statement.
Directors
				Committee Membership
Name	Primary Occupation	Age*	Independent	A	C	G
Eric Wu (Chairperson)	Chair & CEO, Opendoor Technologies	38
Adam Bain	Co-Managing Partner, 01 Advisors	47	●	●	●
Cipora Herman**	CFO, LA28, The Los Angeles Organizing Committee for the Olympic & Paralympic Games 2028	47	●	CHAIR+
Jonathan Jaffe**	Co-CEO, Co-President & Director, Lennar Corporation	61	●			●
Pueo Keffer	Managing Director, Access Technology Ventures	39	●	●
Jason Kilar	CEO, Warner Media, LLC	50	●			CHAIR
John Rice	CEO, Management Leadership for Tomorrow	54	●			●
Glenn Solomon**	Managing Partner, GGV Capital	52	●		CHAIR
* Ages are as of April 30, 2021 ** Class I director nominee	CHAIR = Committee Chair + = Financial Expert	A = Audit Committee C = Compensation Committee G = Nominating and Corporate Governance Committee

i

Director Highlights
One of the primary functions of our Board is to oversee management’s performance on behalf of the stockholders to ensure that the long-term interests of our stockholders are being served. It is therefore essential that the Board be composed of directors who are qualified to effectively support our growth and commercial strategy. We believe that our directors bring a well-rounded variety of experience, industry backgrounds and diversity to the Board, and represent an effective mix of skills and perspectives to meet the challenges of our commercial and strategic goals.
Balanced Mix of Skills, Qualifications and Experience
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Experience as a senior executive in the real estate or technology industry

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Significant public company governance, risk management, and compliance experience, including experience serving on a board of directors of similar complexity to Opendoor

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Served as a Chief Executive Officer, Chief Financial Officer or other executive officer of a public company

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Self-identifies as having diverse characteristics (race, gender, ethnicity, religion, nationality, disability, sexual orientation, or cultural background)

Corporate Governance Highlights
Opendoor is committed to good governance practices that protect and promote the long-term value of the Company for its stockholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stockholders.
Independent Oversight
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7 of 8 directors are independent

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Regular executive sessions of non-employee directors at Board meetings and committee meetings

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100% independent Board committees

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Active Board and committee oversight of the Company’s strategy and risk management

Board Effectiveness
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Directors possess deep and diverse set of skills and expertise relevant to oversight of our business operations and strategy

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Annual assessment of director skills to ensure Board meets the Company’s evolving oversight needs

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The Board oversees risk management, reviewing and advising management on significant risks facing the Company, and fostering a culture of integrity and risk awareness

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Annual Board and committee self-evaluations

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Ongoing director education

Stockholder Rights	• One class of common stock with each share entitled to one vote • No poison pill
Good Governance Practices
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Code of Business Conduct and Ethics applicable to directors and all employees

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Insider Trading and Trading Window Policy prohibits hedging transactions, short sales, and buying or selling puts, calls, options or other derivative securities of the Company by directors, officers and employees

Proposal 2	Board Recommendation and Page No.
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	The Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as Opendoor’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
See “Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm” beginning on page 37 of this proxy statement.
Proposal 3	Board Recommendation and Page No.
Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (“Say-on-Pay Vote”)	The Board recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

See “Proposal Three — Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers (“Say-on-Pay Vote”)” beginning on page 40 of this proxy statement and “Executive Compensation” beginning on page 16 of this proxy statement.

Proposal 4	Board Recommendation and Page No.
Approval, on an advisory (non-binding) basis, of the frequency of future Say-on-Pay Votes	The Board recommends that stockholders vote “ONE YEAR” as the frequency of future Say-on-Pay Votes.
See “Proposal Four — Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Say-on-Pay Votes” beginning on page 41 of this proxy statement.

Executive Compensation Highlights
We maintain a market-competitive compensation program which enables us to attract, motivate, and retain highly qualified executives who can achieve our business objectives. In addition, our program is heavily weighted towards equity compensation, thereby enabling us to closely align the interests of our executive officers with the interests of our stockholders.
To ensure that we are able to achieve these objectives, we adhere to the following best practices:
Compensation Committee
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Consists solely of independent directors

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Retains own independent compensation consultant that performs no other consulting or other services for Opendoor

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Conducts annual review of compensation strategy and program, including review and determination of compensation peer group used for comparative purposes

Chief Executive Officer Compensation “at risk”
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Nearly all Chief Executive Officer 2020 target total direct compensation (99%) is “at risk”

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Approximately 87% of RSUs granted to Chief Executive Officer in 2020 are subject to performance-based vesting conditions earned only on achievement of pre-established performance goals (stock price hurdles)

Other Elements of Compensation Program Design
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Change-in-control payments and benefits for executive officers overwhelmingly based on a “double-trigger” arrangement

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Annual stockholder advisory vote on named executive officer compensation

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No re-pricing of stock options without stockholder approval under 2020 Plan

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No tax reimbursement payments (including “gross ups”) on severance or change in control payments or benefits

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No pension arrangements or retirement plans or arrangements offered to executive officers different from or in addition to those offered to other employees

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Executive officers participate in broad-based company-sponsored health and welfare benefit programs on same basis as other full-time, salaried employees

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Executive officers and other employees prohibited from hedging their interests in Opendoor equity securities

Investor Engagement
Opendoor engages with investors and analysts through conference calls, industry conferences, one-on-one meetings, and teleconferences. We typically discuss our financial position, strategic priorities, business outlook, and other topics of prime importance to investors. As we grow as a public company, we will engage with our shareholders regarding our corporate governance practices. We are committed to maintaining an active dialogue with investors to better understand their perspectives and consider their ideas as we continue to evolve our corporate governance and business practices, and public disclosures.

OPENDOOR TECHNOLOGIES INC.
410 N. Scottsdale Road, Suite 1600
Tempe, Arizona 85281
PROXY STATEMENT
For the 2021 Annual Meeting of Stockholders
To Be Held on Thursday, June 17, 2021
GENERAL INFORMATION ABOUT VOTING AND THE ANNUAL MEETING
This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Opendoor Technologies Inc. (the “Company”, “Opendoor”, “we” or “us”) for use at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 17, 2021, at 9:00 a.m. Pacific Time, and at any postponement, continuation or adjournment thereof. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. In order to participate in the Annual Meeting live via the Internet, you must register at www.viewproxy.com/opendoor/2021 by 11:59 p.m. Pacific Time on June 16, 2021. If you are a registered holder, you must register using the virtual control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.viewproxy.com/opendoor/2021.
See “Attending the Virtual Meeting Online” for more information.
Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders To Be Held on June 17, 2021:
This proxy statement and our 2020 Annual Report are available for viewing, printing and downloading at www.viewproxy.com/opendoor/2021.
Opendoor’s Voting Securities
Holders of record of our common stock at the close of business on Tuesday, April 20, 2021 (the “Record Date”) will be entitled to notice of, and such stockholders and holders of a valid proxy will be entitled to vote at, the Annual Meeting or any postponement, continuation or adjournment of the Annual Meeting. On that date, 577,373,400 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting. Each share of common stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the Annual Meeting. We have no other securities entitled to vote at the Annual Meeting.
Notice of Internet Availability of Proxy Materials. As permitted by the Securities and Exchange Commission (the “SEC”) rules, Opendoor is making this proxy statement and its 2020 Annual Report available to its stockholders electronically via the Internet. On or about April 30, 2021, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2020 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2020 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in those materials.

Voting Your Shares
If you are the record holder of your shares, you may vote in one of four ways. You may vote by submitting your proxy over the Internet, by telephone, or by mail or you may vote electronically during the Annual Meeting.
By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at www.FCRvote.com/OPEN (you will need your virtual control number)	You may vote your shares by calling 1-866-402-3905 and following the instructions on the proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card.	If you wish to vote your shares electronically at the Annual Meeting, you will need to visit www.FCRvote.com/OPEN during the Annual Meeting while the polls are open (you will need the virtual control number assigned to you in your registration confirmation email)
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 8:59 p.m. Pacific Time on June 16, 2021. Note that, in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage stockholders to submit their proxy via telephone or online.
If the shares you own are held in your bank or brokerage firm account in a fiduciary capacity (typically referred to as being held in “street name”), you should contact your bank or broker to obtain your virtual control number or otherwise vote through the bank or broker.
Attending the Annual Meeting Online
Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only.
The Annual Meeting will convene at 9:00 a.m. Pacific Time on June 17, 2021. In order to participate in the Annual Meeting live via the Internet, you must register at www.viewproxy.com/opendoor/2021 by 11:59 p.m. Pacific Time on June 16, 2021. If you are a registered holder, you must register using the virtual control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.viewproxy.com/opendoor/2021.
On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at www.viewproxy.com/opendoor/2021/vm.
Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
Technical Difficulties
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in by 8:30 a.m. Pacific Time on June 17, 2021, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the Annual Meeting live audio webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 1-866-612-8937.
The platform we are using for the Annual Meeting live audio webcast will require a software installation or the ability to run a temporary application in order for you to join the Annual Meeting live audio webcast.
Questions and Answers during the Annual Meeting
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder by following the procedures outlined above will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

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irrelevant to the business of the Company or to the business of the Annual Meeting;

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related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

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related to any pending, threatened or ongoing litigation;

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related to personal grievances;

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derogatory references to individuals;

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substantially repetitious of questions already made by another stockholder;

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in excess of the two-question limit;

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in furtherance of the stockholder’s personal or business interests; or

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out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.
Recommendations of the Board
At the Annual Meeting, our stockholders will be asked to vote on the proposals set forth below. The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or over the Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the Board’s recommendations as follows:
“FOR” the election of Cipora Herman, Jonathan Jaffe and Glenn Solomon as Class I directors;
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm;
“FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers;
“ONE YEAR” for the frequency of future advisory votes on the compensation of our named executive officers; and
In the discretion of the persons appointed as proxies on any other items that may properly come before the Annual Meeting.
Broker Non-Votes
If the shares you own are held in street name through a bank or brokerage firm, the bank or brokerage firm is required to vote your shares in accordance with your instructions. You should direct your broker how to vote the shares held in your account. Under applicable stock exchange rules, if you do not instruct your broker on how to vote your shares, your broker will be able to vote your shares with respect to certain “routine” matters, but will not be allowed to vote your shares with respect to certain “non-routine” matters. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is a routine matter. Each other proposal to be voted on at the Annual Meeting is a non-routine matter. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares.
Revoking Your Proxy or Changing Your Vote
Voting over the Internet or by telephone or execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote electronically. A proxy may be revoked before it is used to cast a vote at the Annual Meeting. If the shares you own are held in your name, you can revoke a proxy by doing one of the following:
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filing with our Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

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duly executing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote; or

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attending the Annual Meeting and voting electronically. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Opendoor Technologies Inc., 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85281, Attention: Elizabeth Stevens, Secretary.
If the shares you own are held in street name, you will need to follow the directions provided to you by your bank or brokerage firm to change your vote.
Quorum and Votes Required
The presence electronically or representation by proxy of a majority in voting power of the shares of common stock of the Company entitled to vote at the Annual Meeting is necessary to establish a quorum. Abstentions and broker non-votes are included in the shares present or represented at the Annual Meeting for purposes of determining whether a quorum is present. If a quorum is not present, the chair of the Annual Meeting may adjourn the meeting until a quorum is obtained.
The table below sets forth the vote required for the approval of each proposal before the Annual Meeting, and the effect of abstentions and broker non-votes.
Proposal	Votes Required	Effect of Votes Withheld/ Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers (“Say-on-Pay Vote”)	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect.
Proposal 4: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Say-on-Pay Votes	The affirmative vote of the holders of a majority in voting power of the votes cast. If no frequency receives the foregoing vote, we will consider the frequency (ONE YEAR, TWO YEARS or THREE YEARS) that receives the highest number of votes cast to be the frequency recommended by shareholders.	Abstentions and broker non-votes will have no effect.
The votes will be counted, tabulated and certified by a representative of Alliance Advisors, the Company’s inspector of election for the Annual Meeting. We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSAL ONE — ELECTION OF DIRECTORS
The Board has nominated Cipora Herman, Jonathan Jaffe and Glenn Solomon as Class I director nominees for election at the Annual Meeting.
Board Recommendation
Our Board unanimously recommends that you vote “FOR” the election of each of Cipora Herman, Jonathan Jaffe and Glenn Solomon as Class I directors.
Our Board is currently comprised of eight directors. As described in our Certificate of Incorporation (“Certificate of Incorporation”) our Board is currently divided into three classes. The term of our Class I directors expires at this Annual Meeting, the term of our Class II directors expires at the annual meeting of stockholders in 2022 and the term of our Class III directors expires at the annual meeting of stockholders in 2023. The following table describes the schedule for the election of our directors over the next three annual meetings and the terms our directors will serve if elected.
Meeting	Class of Directors Standing for Election	Term
2021 Annual Meeting	Class I	Three-year term expiring at 2024 Annual Meeting
2022 Annual Meeting	Class II	Three-year term expiring at 2025 Annual Meeting
2023 Annual Meeting	Class III	Three-year term expiring at 2026 Annual Meeting
If you return a duly executed proxy card without specifying how your shares are to be voted, the persons named in the proxy card will vote to elect Cipora Herman, Jonathan Jaffe and Glenn Solomon as Class I directors. Cipora Herman, Jonathan Jaffe and Glenn Solomon currently serve on our Board and have indicated their willingness to continue to serve if elected. However, if any director nominee should be unable to serve, or for good cause will not serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our Board, or our Board may reduce its size. Our Board has no reason to believe that any of the nominees will be unable to serve if elected.
Our Board of Directors
The biographies of each of our current directors, including our Class I director nominees, are included below. Each of the biographies highlights specific experience, qualifications, attributes and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board exemplifies the highest standards of personal and professional integrity and the requisite skills and characteristics, leadership traits, work ethic and independence to provide effective oversight. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

DIRECTOR BIOGRAPHIES
Class I director nominees to be elected at the 2021 Annual Meeting (subsequent terms to expire in 2024)
CIPORA HERMAN
Director Since: 2020 Age: 47 Committee Memberships: • Audit (CHAIR)
Cipora Herman has served on Opendoor Technologies Inc.’s Board since December 2020 and previously served as a member of SCH’s board of directors until December 2020. Since January 2021, Ms. Herman has served as the Chief Financial Officer for LA28, The Los Angeles Organizing Committee for the Olympic and Paralympic Games 2028. Ms. Herman has served on the board of directors of ZipRecruiter since October 2018, where she is Chairperson of the audit committee and also is a member of the compensation committee. Ms. Herman also previously served on the board of directors of Mindbody, Inc., a software-as-a-service company from October 2016 to February 2019, and Memery, Inc., a technology startup, from April 2015 to January 2021. From February 2017 until June 2018, Ms. Herman served as Chief Financial Officer of Mori, Inc., a social e-reader platform. From October 2012 to April 2016, Ms. Herman served as the Chief Financial Officer of the National Football League’s San Francisco 49ers, a professional sports team. From 2007 to 2012, Ms. Herman served as the Vice President & Treasurer of Facebook, Inc., a social media company. Ms. Herman holds an A.B. in International Relations, an M.A. in International Development Policy and an M.B.A, each received from Stanford University.
Skills and Qualifications: We believe Ms. Herman is qualified to serve on our Board because of her financial expertise and experience as a director of publicly and privately held companies.

JONATHAN JAFFE
Director Since: 2020 Age: 61 Committee Memberships: • Nominating and Corporate Governance
Jonathan Jaffe has served on our Board since December 2020 and has also served as a member of Opendoor Labs Inc.’s board of directors from June 2018 until December 2020. Mr. Jaffe has served as Co-Chief Executive Officer and Co-President of Lennar Corporation, one of the nation's largest homebuilders, since November 2020. He has served as a member of the board of directors of Lennar since 2018 (and previously served as a director from 1997 to 2004). He served as Lennar's President from April 2018 to November 2020 and as Chief Operating Officer from December 2004 to January 2019. Previously, Mr. Jaffe served as Vice President of Lennar from 1994 to April 2018, and prior to that, he served as a Regional President in Lennar's Homebuilding operations. Mr. Jaffe served as a member of the board of directors of Five Point Holdings, LLC from 2009 to 2020 and currently serves on the board of one privately held company. Mr. Jaffe holds a B.A. in Architecture from the University of Florida.
Skills and Qualifications: We believe Mr. Jaffe is qualified to serve as a member of our Board because of his extensive knowledge of the housing industry and his deep operating experience.

GLENN SOLOMON
Director Since: 2020 Age: 52 Committee Memberships: • Compensation (CHAIR)
Glenn Solomon has served on our Board since December 2020 and has also served as a member of Opendoor Labs Inc.’s board of directors from February 2015 until December 2020. Since 2006, Mr. Solomon has been a managing partner of GGV Capital, a venture capital firm. He serves as a director of a number of privately held companies and previously served as a director of Domo, Inc. from August 2017 to March 2019. Mr. Solomon holds a B.A. in Public Policy from Stanford University and an M.B.A. from Stanford University Graduate School of Business.
Skills and Qualifications: We believe Mr. Solomon is qualified to serve as a member of our Board because of his extensive experience advising technology companies as a venture capital investor and director of various companies.

Class II directors (terms to expire in 2022)
ADAM BAIN
Director Since: 2020 Age: 47 Committee Memberships: • Audit • Nominating and Corporate Governance
Adam Bain has served on our Board since December 2020 and previously served as a member of SCH's board of directors until December 2020. Mr. Bain is a co-managing partner of 01 Advisors, a venture capital firm targeting high-growth technology companies, since co-founding the firm in January 2018. Mr. Bain served as a director of IPOA from September 2017 until the consummation of its business combination with Virgin Galactic in October 2019, and continues to serve as a member of Virgin Galactic’s board of directors, where he serves as chair of the nominating and corporate governance committee and a member of the compensation committee. Since November 2016, Mr. Bain has also been an independent advisor and investor in select growth-stage companies. Previously, Mr. Bain was the Chief Operating Officer of Twitter from September 2015 until November 2016, and President of Global Revenue & Partnerships from 2010 to September 2015, where he was responsible for the business lines at the public company. Mr. Bain earned his B.A. in English Journalism from Miami University, in Ohio.
Skills and Qualifications: We believe Mr. Bain is qualified to serve on our Board because of his significant operating and technology experience.

PUEO KEFFER
Director Since: 2020 Age: 39 Committee Memberships: • Audit
Pueo Keffer has served on our Board since December 2020 and previously served as a member of Opendoor Labs Inc.’s board of directors from October 2015 until December 2020. Mr. Keffer has served as a Managing Director of Access Technology Ventures, the venture capital and growth technology investment arm of Access Industries, since April 2015. From 2009 to April 2015, Mr. Keffer was employed by Redpoint Ventures, most recently as a Partner. Since June 2015, he has served on the board of directors of DigitalOcean Holdings, Inc., a cloud computing platform company. He also serves on the board of directors of a privately held company. Mr. Keffer holds a B.A. in Economics from Stanford University.
Skills and Qualifications: We believe Mr. Keffer is qualified to serve as a member of our Board because of his extensive experience advising technology companies as a venture capital investor and director of various companies.

JOHN RICE
Director Since: 2021 Age: 54 Committee Memberships: • Nominating and Corporate Governance
John Rice has served on our Board since March 2021. Mr. Rice is the Chief Executive Officer of Management Leadership for Tomorrow (MLT), a racial equity-focused non-profit organization that he founded in 2001. Prior to MLT, Mr. Rice was an executive with the National Basketball Association from 1996 to 2000, where he served as managing director of NBA Japan and as director of marketing for Latin America. Mr. Rice has served as a member of the board of directors of Walker & Dunlop, a publicly-traded real estate finance company, since 2010, where he also serves as chairman of the nominating and corporate governance committee and as a member of the compensation committee. Mr. Rice also serves on the board of directors of a privately held company and is a member of the Yale University board of trustees. Mr. Rice received a B.A. from Yale University and an M.B.A. from Harvard Business School.
Skills and Qualifications: We believe Mr. Rice is qualified to serve as a member of our Board because of his executive leadership skills, strategic planning experience, public company experience and extensive expertise in driving talent development and fostering diversity and inclusion efforts across organizations.

Class III directors (terms to expire in 2023)
ERIC WU
Chief Executive Officer and Chairperson of the Board Director Since: 2020 Age: 38
Eric Wu co-founded Opendoor and has served as our Chief Executive Officer and as Chairman of our Board since December 2020. Mr. Wu also served as Opendoor Labs Inc.’s Chief Executive Officer and as a member of Opendoor Labs Inc.’s board of directors from April 2014 to December 2020. Prior to Opendoor, Mr. Wu founded and served as the Chief Executive Officer of Movity.com, a geo-data analytics company acquired by Trulia in 2011. Mr. Wu previously co-founded RentAdvisor.com, an apartment search company specializing in lead generation, which was later acquired by Apartment List. Mr. Wu is a venture partner at Resolute Ventures, a venture capital firm, and an advisor for Watsi, a nonprofit healthcare crowdsourcing platform. Mr. Wu holds a B.S. in Economics from University of Arizona.
Skills and Qualifications: We believe Mr. Wu is qualified to serve as a member of our Board due to the perspective and experience he brings as our Chief Executive Officer and as a co-founder and his extensive experience in real estate and technology and managing companies.

JASON KILAR
Director Since: 2020 Age: 50 Committee Memberships: • Nominating and Corporate Governance (CHAIR)
Jason Kilar has served on our Board since December 2020 and has also served as a member of Opendoor Labs Inc.’s board of directors from March 2019 until December 2020. Mr. Kilar has served as the Chief Executive Officer of Warner Media, LLC, a media and entertainment company, since May 2020. Mr. Kilar previously co-founded and served as the Chief Executive Officer of Vessel Group, Inc., a video platform company. Prior to Vessel, Mr. Kilar co-founded and served as the Chief Executive Officer of Hulu, LLC, a streaming service company. Mr. Kilar previously served in a variety of senior leadership roles with Amazon.com, Inc., including as Senior Vice President, Worldwide Application Software, and Vice President and General Manager of Amazon’s North American media businesses. Mr. Kilar holds a B.A. in Journalism and Business Administration from University of North Carolina at Chapel Hill and an M.B.A. from Harvard Business School.
Skills and Qualifications: We believe Mr. Kilar is qualified to serve as a member of our Board because of his extensive experience with technology, high-growth, consumer and digital companies.

CORPORATE GOVERNANCE
Corporate Governance Highlights
Opendoor is committed to good governance practices that protect and promote the long-term value of the Company for its stockholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stockholders.
Independent Oversight
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7 of 8 directors are independent

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Regular executive sessions of independent directors at Board meetings and committee meetings

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100% independent Board committees

•
Active Board and committee oversight of the Company’s strategy and risk management

Board Effectiveness
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Directors possess deep and diverse set of skills and expertise relevant to oversight of our business operations and strategy

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Annual assessment of director skills to ensure Board meets the Company’s evolving oversight needs

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The Board oversees risk management, reviewing and advising management on significant risks facing the Company, and fostering a culture of integrity and risk awareness

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38% of directors self-identify as having diverse characteristics

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Annual Board and committee self-evaluations

•
Ongoing director education

Stockholder Rights	• One class of common stock with each share entitled to one vote • No poison pill
Good Governance Practices
•
Code of Business Conduct applicable to directors and all employees

•
Insider Trading and Trading Window Policy prohibits hedging transactions, short sales, and buying or selling puts, calls, options or other derivative securities of the Company by directors, officers and employees.

Director Independence
Our Board has determined that all of our non-employee directors, who are listed below, meet the applicable criteria for independence established by the Nasdaq Stock Market LLC (“Nasdaq”). Eric Wu does not qualify as independent under the Nasdaq Rules due to his employment as our Chief Executive Officer.
Independent Directors
• Adam Bain • Cipora Herman	• Jonathan Jaffe • Pueo Keffer • Jason Kilar	• John Rice • Glenn Solomon
In arriving at the foregoing independence determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities and any relationships they have with us and our management.
Board Leadership Structure
We do not have any fixed rule as to whether our Chairperson and Chief Executive Officer positions should be separate, or whether our Chairperson should be an employee or elected from among non-employee directors. We believe that it is in the best interests of the Company to have the flexibility to evaluate our leadership structure over time as part of Opendoor’s ongoing succession planning process. Our Corporate Governance Guidelines provide that an independent “Lead Director” may be elected from among the independent directors when the Chairperson of the Board is not an independent director. We do not have a Lead Director at this time.
The Board has determined that the best leadership structure for Opendoor at this time is to combine the Chairperson and Chief Executive Officer positions, with Mr. Wu serving as Chairperson and Chief Executive Officer. Our Board has determined that combining the roles of Chairperson of the Board and Chief Executive Officer is best for our Company and its stockholders at this time because it provides unified leadership by Mr. Wu and allows for a single, clear focus for management to execute the Company’s strategy and business plans. Our Board is composed of individuals with extensive experience in the technology industry and public company management. In addition, each of our standing Board committees is composed of, and chaired by, independent directors. For these reasons and because of the strong leadership of Mr. Wu, our Board has concluded that our current leadership structure is appropriate at this time.
Board Meetings and Attendance
Board members are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. Given the timing of the closing of our Business Combination on December 18, 2020, our Board held one meeting in 2020. During 2020, each director attended 100% of the aggregate of the total number of Board meetings and committee meetings on which they then served, other than Jason Kilar who was unable to attend the one Board meeting held in 2020. We do not maintain a formal policy regarding director attendance at the annual meeting; however, it is expected that directors will attend.
Executive Sessions of Independent Directors
The Board holds executive sessions of its independent directors no less than two times per year.
Director Orientation and Continuing Education
The Board views orientation and continuing education as vital tools for building an effective Board. We provide all new directors with orientation sessions regarding the Board and the Company’s operations. The orientation consists of presentations by members of senior management on the Company’s strategic plans, financial statements and key issues, policies and practices. We also periodically provide materials, updates and presentations, including in regular Board and committee meetings, to all directors on issues and subjects that assist them in fulfilling their responsibilities, such as key industry developments and the competitive landscape. In addition, the Company intends to pay for certain expenses for any director who wishes to attend seminars, conferences and other continuing education programs designed for directors of public companies.
Comprehensive, Ongoing Process for Board Succession Planning and Selection and Nomination of Directors
As provided in our Corporate Governance Guidelines, the Board, together with the Nominating and Corporate Governance Committee, is responsible for determining the appropriate characteristics, skills, and experience for the Board as a whole and for its individual members. The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics and the ability to read and understand basic financial statements. In considering candidates for Board membership, the Board considers additional criteria including relevant expertise, sufficient time to devote to our affairs; excellence in their field, the ability to exercise sound judgment; a commitment to represent the long-term interests of our stockholders; diversity (including diversity of gender, ethnic background and country of origin), age, skills, and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on the Board in the context of the needs of the Board and the Company.
Each year, the Nominating and Corporate Governance Committee assesses the directors to be nominated for election by stockholders at the annual meeting. To ensure that the Board evolves in a manner that serves the business and strategic needs of the Company, before recommending for re-nomination a slate of incumbent directors for an additional term, the Nominating and Corporate Governance Committee will evaluate whether incumbent directors possess the requisite skills and perspective, both individually and collectively. In addition, the Board will review those directors’ overall service to Opendoor during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence.
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
Cipora Herman, a Class I director nominee, was initially recommended to serve on our Board by SCH and was selected by our Chief Executive Officer. Jonathan Jaffe and Glenn Solomon, both Class I director nominees, were initially recommended to serve on our Board by our Chief Executive Officer.
Consideration of Board Diversity
The Board and the Nominating and Corporate Governance Committee are committed to ensuring the Board functions effectively and with appropriate diversity and expertise. 38% of our directors self-identify as having diverse characteristics.

The Company believes that a Board made up of highly qualified individuals from diverse backgrounds promotes better corporate governance and performance and effective decision-making and thus has included diversity as a factor that will be taken into consideration by the Nominating and Corporate Governance Committee and the Board when identifying director candidates and recommending or selecting nominees for election by stockholders. The Board intends to assess the effectiveness of its policy on diversity through an annual Board and committee evaluation process.
Stockholder Recommendations of Director Candidates
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, Opendoor Technologies Inc., 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85281, Attention: Elizabeth Stevens, Secretary. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Corporate Governance Documents
We believe that good corporate governance is important to ensure that Opendoor is managed for the long-term benefit of our stockholders. Our Nominating and Corporate Governance Committee will periodically review and reassess our Corporate Governance Guidelines, other governance documents and overall governance structure. Complete copies of our Corporate Governance Guidelines and committee charters are available on the “Corporate Governance” section of our website at investor.opendoor.com.
Code of Conduct
The Board has adopted a written code of business conduct and ethics (the “Code of Conduct”), which applies to all of our employees, officers and directors. Our Code of Conduct is available in the “Corporate Governance” section of our website at investor.opendoor.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing rules concerning any amendments to, or waivers from, any provision of our Code of Conduct.
Board Committees
Our Board has established three standing committees — the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee — each of which operates under a charter that has been approved by our Board. Current copies of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee charters are posted on the “Corporate Governance” section of our website located at investor.opendoor.com. Due to the timing of the closing of the Business Combination on December 18, 2020, the Audit Committee held one meeting during 2020 and the Compensation Committee and Nominating and Corporate Governance Committee did not meet in 2020.
Our Board has determined that all of the members of each of its committees are independent as defined under applicable Nasdaq rules. In addition, all members of the Audit Committee meet the heightened independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all members of the Compensation Committee satisfy the heightened independence requirements of the Nasdaq rules specific to the independence of compensation committee members.
Committee Membership
Name	Audit	Compensation	Nominating and Corporate Governance
Adam Bain	●	●
Cipora Herman	CHAIR+
Jonathan Jaffe			●
Pueo Keffer	●
Jason Kilar			CHAIR
John Rice			●
Glenn Solomon		CHAIR
CHAIR = Committee Chair + = Financial Expert ● = Member

Audit Committee Current Committee Members: Cipora Herman (CHAIR) Adam Bain Pueo Keffer
Primary Responsibilities Include:
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Appointing, compensating, retaining and overseeing our independent registered public accounting firm;

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Evaluating the independence of our independent registered public accounting firm;

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Reviewing with our independent registered public accounting firm the scope and results of their audit;

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Approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

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Overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

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Discussing guidelines and policies governing the process by which senior management assesses and manages our exposure to risk, our major financial risk exposures and the steps we have taken to monitor and control such risks;

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Reviewing and approving or ratifying related person transactions;

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Reviewing the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function; and

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Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Financial Expertise and Independence
All members of the Audit Committee meet the independence standards of the Nasdaq and the SEC, as well as the financial literacy requirements of Nasdaq. The Board has determined that Ms. Herman qualifies as an “audit committee financial expert” as defined by SEC rules.
Report
The Report of the Audit Committee is set forth beginning on page 39 of this proxy statement.

Nominating and Corporate Governance Committee Current Committee Members: Jason Kilar (CHAIR) Jonathan Jaffe John Rice
Primary Responsibilities Include:
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Assisting in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on our Board and, if it deems it appropriate, establishing procedures for stockholders to follow in submitting recommendations for candidates for the Board;

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Reviewing the background and qualifications of individuals being considered as director candidates;

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Recommending to our Board the nominees for election to our Board at annual meetings of our stockholders;

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Reviewing and making recommendations to the Board regarding committee and Board composition and size;

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Overseeing an evaluation of our Board and its committees; and

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Developing and recommending to our Board, and periodically reviewing, the Corporate Governance Guidelines.

Independence
The Nominating and Corporate Governance Committee is composed entirely of directors who are independent under the Nasdaq rules.

Compensation Committee Current Committee Members: Glenn Solomon (CHAIR) Adam Bain
Primary Responsibilities Include:
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Evaluating the performance of our Chief Executive Officer in light of any goals and objectives of the Company’s executive compensation plans, and, based on such evaluation, determining and approving, or making recommendations to the Board regarding the Chief Executive Officer’s compensation level;

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Evaluating the performance of our other executive officers in light of any goals and objectives of the Company’s executive compensation plans, and, based on such evaluation, determining and approving, or making recommendations to the Board regarding the compensation of the other executive officers;

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Evaluating the appropriate level of compensation for service on our Board and Board committees by non-employee directors and making recommendations to our Board regarding such compensation;

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Reviewing the executive compensation plans in light of the Company’s goals and objectives with respect to such plans, and, if deemed appropriate, adopting, or recommending the Board adopt, new, or amend existing, executive compensation plans; and

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Appointing and overseeing any compensation consultants.

Independence
The Compensation Committee is composed entirely of directors who are independent under the Nasdaq rules.
Delegation Authority
The Compensation Committee may form and delegate authority to subcommittees for any purpose that the Committee deems appropriate, including (a) a subcommittee consisting of a single member, and (b) a subcommittee consisting of at least two members, each of whom qualifies as non-employee directors under Section 16 of the Exchange Act.
Role of Executive Officers and Compensation Consultant
See page 16 of this Proxy Statement for a discussion of the role of our executive officers and compensation consultant in determining executive compensation.

The Board’s Role in Risk Oversight
The Board recognizes that the achievement of our strategic and commercial objectives involves taking risks and that those risks may evolve over time. The Board has oversight responsibility for Opendoor’s risk management function, which is designed to identify, assess and monitor fundamental financial and business risks across the Company’s operations and consider ways to address and mitigate those risks. Consistent with this approach, one of the Board’s primary responsibilities includes reviewing assessments of, and advising management with respect to, significant risks and issues facing the Company, including risks related to the ongoing COVID-19 pandemic.
In addition, the Board has tasked designated committees of the Board to assist with the oversight of certain categories of risk management, and the committees report to the Board regularly on these matters.
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The Audit Committee reviews and discusses guidelines and policies governing the process by which senior management assesses and manages the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

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The Compensation Committee, in approving and evaluating the Company’s executive compensation plans, policies and programs, takes into account the degree of risk to the Company that such plans, policies and programs may create and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements; and

•
The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, as well as our overall governance structure.

Our Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Hedging of Company Securities
We believe it is improper and inappropriate for any person associated with Opendoor to engage in short-term or speculative transactions involving the Company’s securities. Directors, officers and employees of the Company are therefore prohibited from engaging in short sales and buying or selling puts, calls, options or other derivative securities of the Company.
Our Insider Trading and Trading Window Policy also prohibits our directors, officers and employees from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities whether they are granted to such individual by the Company as part of such person’s compensation or otherwise held, directly or indirectly, by such individual.
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors, as appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairperson of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors, c/o Beth Stevens, Head of Legal and Secretary, Opendoor Technologies Inc., 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85281.
Our Executive Officers
The following table sets forth the names, ages and positions of our current executive officers:
Name	Age	Position
Eric Wu*	38	Chief Executive Officer and Chairman of the Board
Carrie Wheeler	49	Chief Financial Officer
Andrew Low Ah Kee	40	President
Ian Wong	34	Chief Technology Officer
Tom Willerer	43	Chief Product Officer
Daniel Morillo	47	Chief Investment Officer
Elizabeth Stevens	42	Head of Legal and Secretary

*
Mr. Wu is a member of our Board. See “Proposal One — Election of Directors” for more information about Mr. Wu.

Carrie Wheeler has served as our Chief Financial Officer since December 2020 and as Opendoor Lab Inc.’s Chief Financial Officer since September 2020. She was a member of Opendoor Labs Inc.’s board of directors from October 2019 to September 2020. From 1996 to 2017, Ms. Wheeler was with TPG Global, a global private equity firm, including as a Partner and Head of Consumer/Retail Investing. Ms. Wheeler currently serves on the board of directors and audit committee of Dollar Tree, Inc. and on the board of directors, audit committee and compensation committee of APi Group Corporation. She has previously served on a number of other corporate boards, including Neiman Marcus Group, Inc. and Petco Animal Supplies, Inc. Ms. Wheeler holds a Bachelor of Commerce from Queen’s University.
Andrew Low Ah Kee has served as our President since December 2020 and as Opendoor Labs Inc.’s President since November 2020. Mr. Low Ah Kee previously served in a range of executive positions at GoDaddy from 2014 to 2020, most recently as Chief Operating Officer. Prior to joining GoDaddy in 2014, Mr. Low Ah Kee was a Director at KKR Capstone where he worked closely with the Consumer, Technology and Media investment teams at KKR & Co. L.P. to evaluate investment opportunities and accelerate portfolio company growth. Before KKR, Mr. Low Ah Kee was a consultant with the Boston Consulting Group. Mr. Low Ah Kee holds a Bachelor of Applied Science from the University of Toronto and an M.B.A. from Harvard Business School.
Ian Wong co-founded Opendoor and has served as our Chief Technology Officer since December 2020. Mr. Wong also served as Opendoor Labs Inc.’s Chief Technology Officer since April 2014. Mr. Wong previously held roles as a software engineer at Prismatic, Inc., a social news discovery company, and as an inference scientist at Square, Inc., a mobile payment company. Mr. Wong holds a B.S. and M.S. in Electrical Engineering and an M.S. in Statistics from Stanford University.
Tom Willerer has served as our Chief Product Officer since December 2020 and as Opendoor Labs Inc.’s Chief Product Officer since September 2019. Mr. Willerer served as a partner at Venrock Ltd., a venture capital firm, from November 2017 to October 2019. Mr. Willerer served as Chief Product Officer at Coursera Inc., an e-learning company, from 2013 to November 2017. Prior to

Coursera, Mr. Willerer served as Director of Product Management at Facebook, Inc., a social media company, and as Vice President of Product Management at Netflix, Inc., a leading streaming entertainment company. Mr. Willerer is a member of the board of directors of Make School, a computer science higher education company. Mr. Willerer holds a B.A. in Business from Kelley School of Business at Indiana University and an M.A. in New Media Studies from DePaul University.
Daniel Morillo has served as our Chief Investment Officer since January 2021. Prior to joining Opendoor, Mr. Morillo served as a Managing Director and Head of Quantitative Research at Citadel between September 2015 and December 2020. Mr. Morillo previously served as the Global Head of Investment Research for Incapture Investments and the co-head of BlackRock’s Model and Portfolio Solutions group. Mr. Morillo holds a B.S. in economics from Universidad San Fran de Quito, an M.S. in statistics from the University of Illinois, and a Ph.D. in econometrics from the University of Illinois.
Elizabeth Stevens has served as our Head of Legal since December 2020 and as Opendoor Labs Inc.’s Head of Legal since December 2016 and as our Corporate Secretary since December 2019. Prior to joining Opendoor, Ms. Stevens served as the General Counsel of Earnest Inc., a consumer lending company. Ms. Stevens previously served as the General Counsel of Sidecar Technologies Inc., a ride-sharing company. Ms. Stevens holds a B.A. in Economics from Northwestern University, a J.D. from Northwestern University School of Law and an M.B.A. from the Kellogg School of Management at Northwestern University.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our compensation program in 2020 for our named executive officers, including elements of the program, material decisions made under the program for 2020 and material factors considered in making those decisions. Our named executive officers for 2020 are:
•
Eric Wu, our Chief Executive Officer (“CEO”);

•
Carrie Wheeler, our Chief Financial Officer (“CFO”);

•
Gautam Gupta, our former CFO and former Chief Operating Officer;

•
Elizabeth Stevens, our Head of Legal;

•
Julie Todaro, our former President of Homes and Services; and

•
Tom Willerer, our Chief Product Officer.

Eric Wu served as our President until November 2020 when Andrew Low Ah Kee joined us and was appointed as our President. Carrie Wheeler was appointed as our Chief Financial Officer in September 2020. Gautam Gupta, our Chief Operating Officer from July 2017 to December 2019, was appointed as our Chief Financial Officer in December 2019 and served in such capacity until September 2020, when Carrie Wheeler was appointed as our Chief Financial Officer. Mr. Gupta then served as a strategic advisor to our business from September 2020 until his separation from us in October 2020. As of the date of this proxy statement, Mr. Gupta is no longer an employee of the Company. On January 12, 2021, Ms. Todaro stepped down from her role as our President of Homes and Services effective January 12, 2021 and began serving as a strategic advisor to the Company.
2020 Compensation
Compensation Philosophy, Objectives and Rewards
The key objectives of our compensation program are (i) to allow us to attract and retain highly qualified executives, and (ii) allow employees the opportunity to be owners in the Company. We believe that our ability to keep our senior executive team engaged and productive is tied to our compensation programs. Additionally, for us to be appropriately positioned to attract new talent, we must be prepared to be, and be perceived as, an employer that offers competitive compensation. Providing employees an opportunity to be owners in our business fosters their active engagement in our success and aligns their interests with those of our stockholders.
To achieve our compensation objectives, we historically have provided executives with a compensation package consisting of the following elements:
Compensation Element	Compensation Purpose
Base Salary	Recognize performance of job responsibilities and attract and retain individuals with superior talent.
Long-Term Equity Compensation	Promote an employee ownership culture and the maximization of stockholder value by aligning the interests of employees and stockholders.
In addition, from time to time, we have provided cash sign-on and retention bonus arrangements as part of an employment offer. The amount of compensation awarded in these circumstances is established based on the executive officer’s role and responsibilities, long-term potential, and our expectations as to the officer’s individual performance or Company performance.
Determination of Compensation
Role of Our Compensation Committee and Executive Officers
With respect to the portion of 2020 that preceded the closing of the Business Combination, our executive compensation program was administered by the board of directors of Opendoor Labs Inc., based on recommendations from Opendoor Labs Inc.’s Compensation Committee, which consisted of Jason Kilar and Glenn Solomon. The compensation of our named executive officers was first reviewed by Opendoor Labs Inc.’s Compensation Committee. Our CEO discussed the compensation and performance of our named executive officers with Opendoor Labs Inc.’s Compensation Committee. Management’s recommendations were based upon a review of the performance of our named executive officers, the Company’s overall performance and the assessment of each officer’s contributions to such performance, internal pay equity considerations and the competitiveness of the market for each officer’s services. Opendoor Labs Inc.’s Compensation Committee then generally evaluated any recommended compensation adjustments or awards to named executive officers and made recommendations to the Opendoor Labs Inc. board of directors, which ultimately determined executive compensation.

Since the closing of the Business Combination, our executive compensation program has been administered primarily by our Compensation Committee. The compensation of our named executive officers will be reviewed at least annually by our Compensation Committee and will be informed by the recommendations of our CEO. Our Compensation Committee will then evaluate and determine any recommended compensation adjustments or awards to our named executive officers or make recommendations to the Board for final determination.
Compensation Consultant
To support our Compensation Committee in fulfilling its duties, we have retained a third-party compensation consultant to assist us with the design and evaluation of compensation for our executive officers and directors. Pursuant to its charter, our Compensation Committee has the sole authority to retain, and replace as needed, compensation consultants to provide independent advice to our Compensation Committee, as well as the sole authority to approve the consultants’ fees and other terms and conditions of retention.
Opendoor Labs Inc. first retained Compensia, Inc. (“Compensia”) in May 2018, although we did not engage Compensia to provide executive and director compensation consulting services and recommendations for compensation on a regular basis until 2019. During 2019, Opendoor Labs Inc.’s Compensation Committee received advice, data and recommendations from Compensia pertaining to the appropriate amount, mix and vesting and other terms for our executive compensation programs. During 2020, Opendoor Labs Inc.’s Compensation Committee received advice, data and recommendations from Compensia pertaining to certain equity grants made to our executive officers. In addition to the work Compensia performed for us in connection with our executive and director compensation practices, Compensia periodically receives requests for information from us or our Compensation Committee pertaining to individual promotions, equity incentive compensation, potential personnel recruitment and other such situations in which market compensation insight may benefit us.
During 2020, Compensia’s fees for services to us unrelated to executive and director compensation did not exceed $120,000.
Competitiveness of Our Executive Compensation Program
For purposes of comparing our executive compensation against the competitive market for the year 2020, the Opendoor Labs Inc. Compensation Committee reviewed the compensation levels and practices of a group of companies that were comparable to Opendoor Labs Inc. in terms of financial characteristics (revenue and market cap/valuation) and industry (to the extent available) and/or reflect talent/labor market peers. Although the analysis of competitive market data provided guiding information and a broad market check, the Opendoor Labs Inc. Compensation Committee did not specifically benchmark compensation for our executive officers in terms of picking a particular percentile relative to other people with similar titles at peer group companies. Instead, the Compensation Committee used its subjective judgment in determining the total compensation for each executive officer and considered the compensation peer group data in conjunction with a number of factors, including an executive officer’s individual skills and expertise, and the scope and criticality of each executive officer’s role. Going forward, Opendoor’s Compensation Committee will review the compensation peer group at least annually and make appropriate adjustments when needed, taking into account changes in our business and that of the companies in the peer group.
Elements of Our Executive Compensation Program
For 2020, the primary elements of our named executive officers’ compensation were base salary and long-term equity incentive awards. In addition, certain of our named executive officers also received a sign-on or retention bonus payment in 2020.
Base Salaries
We provide a base salary as a fixed source of compensation for our named executive officers, allowing them a degree of certainty relative to the portion of their variable compensation, which consists of equity awards with values that are generally tied to the price of our common stock and which, prior to the Business Combination, did not provide any opportunity for the officers to achieve liquidity. Our Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent. However, our current practice is to not provide our executive officers with annual base salaries exceeding $350,000.
Initial base salaries of our executive officers are established by taking into account their qualifications, experience, comparable market data and prior salary level. Thereafter, Opendoor Labs Inc.’s Compensation Committee generally has reviewed, and adjusted as necessary, base salaries for each of our executive officers, at a minimum annually. In setting base salary levels for 2020, Opendoor Labs Inc.’s Compensation Committee considered a range of factors, including:
•
the individual’s anticipated responsibilities and experience;

•
our Compensation Committee members’ collective experience and knowledge in compensating similarly situated individuals at other companies; and

•
the value of the executive officer’s existing equity awards.

The table below sets forth the annual base salary rates during 2020 for each named executive officer.
Named Executive Officer	2020 Annual Base Salary Rate
Eric Wu	$325,000(1)
Carrie Wheeler	$350,000(2)
Gautam Gupta	$350,000
Julie Todaro	$350,000
Tom Willerer	$350,000
Elizabeth Stevens	$300,000

(1)
Mr. Wu’s annual base salary rate increased from $275,000 to $325,000, effective January 1, 2020.

(2)
Ms. Wheeler commenced her employment with the Company in September 2020.

In January 2020, Mr. Wu, our CEO, entered into a new employment letter agreement, pursuant to which his base salary was increased from $275,000 to $325,000, effective January 1, 2020. The base salary increase was approved by Opendoor Labs Inc.’s board of directors in order to provide Mr. Wu with a more competitive total annual cash compensation package that would align with those provided to similarly situated officers of peer companies. Mr. Wu donated his salary to a relief fund for Company employees affected by staff reductions in force for a portion of 2020. In March 2021, the Compensation Committee of the Board increased Ms. Stevens’ annual base salary to $350,000.
Long-Term Equity Compensation
We believe that providing long-term incentives in the form of equity awards encourages our named executive officers to take a long-term outlook and provides them with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. By providing opportunities for our employees, including our named executive officers, to benefit from future successes in the Company through the appreciation of the value of their equity awards, our Compensation Committee and Board believe that equity awards align employees’ interests and contributions with the long-term interests of the Company’s stockholders. In addition, our Compensation Committee and Board believe that offering meaningful equity ownership in the Company is helpful in retaining our named executive officers and other key employees.
At the time of hire, executive officers have generally been granted stock options, restricted stock units (“RSUs”), or a mix of stock options and RSUs, the size and precise terms of which are determined at the time of hire of the individual executive officer, taking into account the anticipated role, his or her qualifications, experience, comparable market data and prior compensation level.
The table below sets forth the RSUs granted to our named executive officers during 2020. We did not grant any stock options to our named executive officers during 2020. The size of the equity awards granted to our named executive officers in 2020 was determined based on the factors described above. The number of RSUs in the table (and the footnotes and narrative that follow the table) has been adjusted to reflect the impact of the Business Combination.
Named Executive Officer	RSUs Granted in 2020 (#)(1)
Eric Wu	17,093,009(1)
Carrie Wheeler	4,433,699(2)
Gautam Gupta	—
Julie Todaro	—
Tom Willerer	—
Elizabeth Stevens	—

(1)
2,207,236 of Mr. Wu’s RSUs will vest only if both the Service-Based Condition and the Liquidity Event Condition (each as defined below) are satisfied, provided that delivery of the shares may be delayed in accordance with the terms of the Opendoor Labs Inc.’s 2014 Stock Plan (the “2014 Plan”) and Mr. Wu’s RSU grant agreements. The “Service-Based Condition” will be satisfied in 16 successive equal quarterly installments following November 1, 2019. The “Liquidity Event Condition” was satisfied in full upon the first to occur of the following on or before the seventh anniversary of the date of grant: (i) a Change of Control (as defined in 2014 Plan) or (ii) the effective date of a registration statement filed under the Securities Act for the sale of the Company’s common stock. The Liquidity Event Condition was satisfied in February 2021 upon the effective date of the Company’s registration statement filed under the Securities Act for sale of its common stock.

14,885,774 of Mr. Wu’s RSUs will vest upon the satisfaction of performance-based vesting conditions. The performance-based vesting condition will be satisfied, subject to Mr. Wu’s continued employment with us through each applicable vesting date, as to 1/6th of the RSUs upon the achievement of each of six predetermined share price milestones based on the 60-day volume weighted-average closing price of our publicly-traded class of common stock, or if earlier, based on the per share consideration received in connection with a Change of Control (as defined in Mr. Wu’s employment letter agreement). These milestones are $18.11, $23.54, $30.60, $39.78, $51.71 and $67.23.

(2)
50,160 of Ms. Wheeler’s RSUs were granted to Ms. Wheeler in February 2020 in her capacity as a member of Opendoor Labs Inc.’s board of directors (the “Wheeler Director RSUs”). The Wheeler Director RSUs vested when the Liquidity Event Condition was satisfied. However, delivery of the shares may be delayed in accordance with the terms of the 2014 Plan and Ms. Wheeler’s RSU grant agreements. The “Liquidity Event Condition” was satisfied if either of the following events occurred on or before the seventh anniversary of the date of grant: (i) a Change of Control (as defined in the 2014 Plan) or (ii) the effective date of a registration statement filed under the Securities Act, for the sale of the Company’s common stock. The Liquidity Event Condition was satisfied in February 2021 upon the effective date of the Company’s registration statement filed under the Securities Act for sale of its common stock.

4,383,541 of Ms. Wheeler’s RSUs were granted to Ms. Wheeler in her capacity as our CFO (the “Wheeler CFO RSUs”) and will vest only if both (i) a liquidity-based vesting condition and (ii) either (a) a time-based vesting condition, or (b) a performance-based vesting condition are satisfied, in each case, subject to Ms. Wheeler’s continued employment with us through the applicable vesting date. The liquidity-based vesting condition was satisfied upon the closing of the Business Combination. 3,493,892 of the Wheeler CFO RSUs are subject to a time-based vesting condition whereby 25% of such RSUs vest on the first anniversary of Ms. Wheeler’s employment start date with us (the “Wheeler Start Date”) and 75% of such RSUs vest in substantially equal quarterly installments over a three-year period thereafter. 404,385 of the Wheeler CFO RSUs will begin vesting on the third anniversary of the Wheeler Start Date, subject to her continued employment with us on such date, and are subject to a time-based vesting condition whereby such RSUs vest in substantially equal quarterly installments over a two-year period following such anniversary. 485,262 of the Wheeler CFO RSUs are subject to a performance-based vesting condition whereby such RSUs vest upon the date on which the 60-day volume weighted-average closing price of the Company’s publicly-traded class of common stock is at least $16.48 or (ii) Change of Control (as defined in the Ms. Wheeler’s offer letter agreement) occurs in which the per share consideration is at least $16.48.

Prior to any contemplation of the Business Combination, Opendoor Labs Inc.’s board of directors, based on the recommendations of Compensia, determined to grant certain RSUs, described below as Pre-Listing RSUs and Post-Listing RSUs, to Mr. Wu to achieve the following objectives: (i) recognizing the unique market opportunity and extensive time horizon that Opendoor Labs Inc. would need to achieve its ultimate vision, (ii) supporting enduring CEO engagement and commitment, (iii) motivating Mr. Wu to create significant long-term stockholder value, and (iv) being fair and aligned with market, recognizing that there is a broad set of company peers.
In September 2020, in anticipation of the Business Combination, Opendoor Labs Inc.’s board of directors reapproved these RSU grants to Mr. Wu based on the recommendations of Compensia. In connection with negotiations regarding the Business Combination, it was agreed that the dilutive effect of the Post-Listing RSUs should be borne by Opendoor Labs Inc.’s stockholders before the closing of the Business Combination. To achieve this goal, the Post-Listing RSUs were granted prior to the closing of the Business Combination on December 17, 2020. Providing that the Post-Listing RSU would vest only if certain price targets are met provides a retention element and strong alignment with Company stockholders.
Specifically, pursuant to our continued employment letter agreement with Mr. Wu, entered into in January 2020 and amended in September 2020, Mr. Wu was granted 1,193,020 RSUs on February 6, 2020 and 1,014,215 RSUs on September 3, 2020 (together, the “Pre-Listing RSUs”), which vest according to the vesting schedule set forth in footnote 1 to the table above. Pursuant to this letter agreement, Mr. Wu was also granted 14,885,774 RSUs on December 17, 2020 (the “Post-Listing RSUs”), which have a term of seven years and which vest according to the vesting schedule set forth in footnote 1 to the table above.
During 2020, our Chief Product Officer, Mr. Willerer, entered into an amendment to his offer letter agreement which provided, among other things, that if his employment with us is terminated (i) by us without Cause (as defined in Mr. Willerer’s offer letter agreement) or (ii) due to his resignation for Good Reason, in each case, within 12 months following a Change of Control (each such term as defined in his offer letter agreement), then 50% of all his then outstanding but unvested stock option and RSU awards, whether or not granted under his offer letter agreement, will automatically and immediately vest, subject to the timely execution and non-revocation of a general release of claims against us. Opendoor Labs Inc.’s board of directors determined to enter into these offer letter agreement amendments prior to the contemplation of the Business Combination in order to assure the Company of the officers’ continued services in the context of a potential Change of Control event.
Pursuant to our offer letter agreement with Ms. Wheeler, entered into in September 2020, Ms. Wheeler was granted 3,979,154 RSUs on September 3, 2020 in two separate grants of 3,493,892 RSUs and 485,262 RSUs, each of which vests according to the applicable vesting schedule set forth in footnote 2 to the table above. Providing that the grant of 485,262 RSUs would vest only if certain price targets are met provides a retention element and strong alignment with Company stockholders. In connection with negotiations regarding the Business Combination, it was agreed that the dilutive effect of the grant of 404,385 RSUs should be borne by Opendoor Labs Inc.’s stockholders before the closing of the Business Combination. To achieve this goal, these RSUs were granted prior to the closing of the Business Combination on December 17, 2020 and vest according to the vesting schedule set forth in footnote 2 to the table above.
RSU Grants Under the 2020 Plan
Certain of our employees are entitled to receive equity awards under the Opendoor Technologies Inc. 2020 Incentive Award Plan (the “2020 Plan”) during 2021, including (1) a grant to Mr. Wu covering a number of shares equal to 1/8th of the 2020 Plan’s aggregate share reserve on the date of the closing of the Business Combination, and (2) grants to other Company employees covering, in the aggregate, 1/4th of the 2020 Plan’s aggregate share reserve on the date of the closing of the Business Combination. Pursuant to this, on April 1, 2021, Mr. Wu received a grant of 5,438,506 RSUs under the 2020 Plan with the vesting start date (the “Vesting Commencement Date”) set at January 15, 2021. These RSUs will vest in a series of 16 successive equal quarterly installments following the Vesting Commencement Date, subject to Mr. Wu’s continuous service to the Company through each such vesting date. Notwithstanding the foregoing or anything in the 2020 Plan to the contrary, if (1) the Company consummates a Change in Control (as defined in the 2020 Plan) and (2) Mr. Wu’s employment is terminated without Cause (as defined in his continued employment letter agreement with the Company, dated September 14, 2020 (the “Wu Agreement”)) or if he resigns from the Company for Good Reason (as defined in the Wu Agreement) in connection with or within 12 months after the Change in Control, then, effective as of Mr. Wu’s employment termination date, 100% of Mr. Wu’s then-unvested RSUs will become fully vested, subject to certain terms and conditions.

On April 1, 2021, Elizabeth Stevens received grants of 121,316 RSUs and a grant of 153,684 RSUs with Vesting Commencement Dates of March 15, 2021 and June 15, 2021, respectively. With respect to the grant of 121,316 RSUs, 25% of such RSUs vested on the Vesting Commencement Date of such grant, and 75% of such RSUs will vest on the one-year anniversary of that Vesting Commencement Date, subject to Ms. Stevens’ continuous service to the Company through such vesting date. With respect to the grant of 153,684 RSUs, 25% of such RSUs will vest on the Vesting Commencement Date of such grant, 50% of such RSUs will vest on the one-year anniversary of that Vesting Commencement Date, and 25% of such RSUs will vest on the two-year anniversary of that Vesting Commencement Date, subject to Ms. Stevens’ continuous service to the Company through each such vesting date. Notwithstanding the foregoing or anything in the 2020 Plan to the contrary, if (1) the Company consummates a Change in Control and (2) Ms. Stevens’ employment is terminated without Cause (as defined in the agreements evidencing the grant of her RSU awards (the “Stevens RSU Agreements”)) or if participant resigns from the Company for Good Reason (as defined in the Stevens RSU Agreements) in connection with or within 12 months after the Change in Control, then effective as of Ms. Stevens’ employment termination date, 100% of Ms. Stevens’ then-unvested RSUs will become fully vested, subject to certain terms and conditions.
The above grants were determined following the Compensation Committee’s review of peer group information, advice provided by the Company’s compensation consultants, market rates for employee and consultant compensation, the economic position of the Company, broader economic conditions, the Company’s historical employee and consultant compensation structure, and the potential dilutive effect of equity awards on the Company’s stockholders.
Sign-On and Retention Bonuses
In order to attract top talent, we from time to time provide sign-on and retention compensation to external hires. In connection with the hire of Mr. Gupta in July 2017, we approved a one-time cash sign-on and retention bonus in the aggregate amount of $550,000, $150,000 of which was paid within 30 days after his employment start date, $125,000 of which was paid within 30 days after the first anniversary of his employment start date, and the remaining $275,000 of which was paid within 30 days after the second anniversary of his employment start date. We believed that this sign-on and retention bonus arrangement was appropriate as an incentive to join us and to help retain Mr. Gupta through the second anniversary of his employment start date.
In connection with the hire of Mr. Willerer in July 2019, we approved a one-time cash sign-on and retention bonus in the aggregate amount of $190,000, $95,000 of which was paid within 30 days after his employment start date, and the remaining $95,000 of which is to be paid within 30 days after the first anniversary of his employment start date, subject to his continuous active employment with us through such anniversary date. We believed that this sign-on and retention bonus arrangement was appropriate as an incentive to join us and to help retain Mr. Willerer through the first anniversary of his employment start date.
In connection with the hire of Ms. Todaro in September 2019, we approved a cash sign-on and retention bonus in the aggregate amount of $150,000, $75,000 of which was paid within 30 days after her employment start date, and the remaining $75,000 of which is to be paid within 30 days after the first anniversary of her employment start date, subject to her continuous active employment with us through such anniversary date. We believed that this sign-on and retention bonus arrangement was appropriate as an incentive to join us and to help retain Ms. Todaro through the first anniversary of her employment start date.
In September 2019, we entered into a retention bonus agreement with Ms. Stevens (the “Stevens Retention Agreement”) pursuant to which Ms. Stevens was entitled to receive a retention bonus in the aggregate amount of $125,000 in two separate installments, subject to her continuous active employment with us through certain predetermined dates. Pursuant to the terms of the Stevens Retention Agreement, Ms. Stevens was paid a bonus of $50,000 within 30 days following December 15, 2019 and was paid a bonus of $75,000 within 30 days following August 31, 2020. We believed that this retention bonus arrangement was appropriate as an incentive to help retain Ms. Stevens through each retention bonus installment date.
In connection with the hire of Ms. Wheeler in September 2020, we approved a one-time cash sign-on and retention bonus in the aggregate amount of $100,000, net of applicable taxes, which was paid within five business days after her employment start date. However, if Ms. Wheeler resigns without Good Reason or is terminated by us for Cause (each, as defined in her offer letter agreement) at any time prior to the first anniversary of her employment start date, she is required to repay us the entire $100,000, less any non-refundable taxes, within 30 days after her last day of employment with us. We believed that this sign-on and retention bonus arrangement was appropriate as an incentive to join us and to help retain Ms. Wheeler through the first anniversary of her employment start date.
Retirement Plans and Other Employee Benefits
Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan (the “401(k) Plan”), in which our named executive officers may participate, subject to limits imposed by the Internal Revenue Code of 1986, as amended, to the same extent as our other full-time employees. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) Plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. We do not typically provide any perquisites or special personal benefits to our named executive officers that are not available to all employees generally.
In connection with the grant of stock options to Mr. Gupta in September 2017, Opendoor Labs Inc. granted Mr. Gupta the ability to exercise his option award up to an aggregate exercise price of $1.5 million with a 51% recourse promissory note (and pledge and security agreement) from Opendoor Labs Inc. dated March 29, 2018, bearing interest at the rate of 2.31% per annum, compounding annually.

Executive Compensation Tables
2020 Summary Compensation Table
The table below shows compensation of our named executive officers for the fiscal years ended December 31, 2019 and December 31, 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Eric Wu Chief Executive Officer	2020	189,584(3)	—	370,051,408(4)	—	—	370,240,992
	2019	275,000	—	—	—	—	275,000
Carrie Wheeler Chief Financial Officer	2020	114,722	100,000	50,060,723(5)	—	—	50,275,445

Gautam Gupta Former Chief Financial Officer	2020	231,625	—	—	—	—	231,625
	2019	337,500	275,000	—	—	—	612,500
Julie Todaro Former President of Homes and Services	2020	350,000	75,000	—	—	—	425,000
	2019	87,500	75,000	5,980,857	1,970,949	234,667	8,348,973
Tom Willerer Chief Product Officer	2020	350,000	95,000	—	—	—	445,000
	2019	118,490	95,000	5,418,620	1,331,280	—	6,963,390
Elizabeth Stevens Head of Legal	2020	300,000	75,000	—	—	—	375,000

(1)
Amounts listed represent sign-on and retention bonuses paid to Mses. Wheeler and Todaro and Messrs. Gupta and Willerer and a retention bonus paid to Ms. Stevens, each as described above in the section entitled “Compensation Discussion and Analysis — Sign-On and Retention Bonuses”.

(2)
Amounts listed represent the aggregate grant date fair value of awards granted during the year referenced, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts do not reflect the actual economic value that may be realized by the named executive officer. For additional information regarding the stock-based awards granted to our named executive officers in 2019, please see Note 14. Share-Based Awards to the consolidated financial statements included in our Annual Report on Form 10-K. For additional information regarding the stock-based awards granted to our named executive officers in 2020, refer to the “2020 Grants of Plan-Based Awards” table below.

(3)
Mr. Wu donated his salary for a portion of 2020 to a relief fund for Company employees affected by staff reductions in force. As a result of an inadvertent payroll error that was discovered on February 18, 2021 related to the temporary reduction of his salary, $81,250 of the salary Mr. Wu earned in 2020 was not paid until February 26, 2021. This reflects the total base salary Mr. Wu earned in 2020.

(4)
$354,175,995 represents the grant date fair value of RSUs which are subject to performance-based vesting conditions (as described below in the section entitled “— Eric Wu Continued Employment Letter Agreement”). Such grant date fair value is based on the probable outcome of such performance-based vesting conditions. The maximum grant date fair value of RSUs granted to Mr. Wu in 2020 that are subject to performance-based vesting conditions is $438,237,347, which assumes the achievement of the highest level of such performance conditions.

(5)
$3,243,247 represents the grant date fair value of RSUs which are subject to performance-based vesting conditions (as described below in the section entitled “— Carrie Wheeler Offer Letter Agreement”). Such grant date fair value is based on the probable outcome of such performance-based vesting conditions. The maximum grant date fair value of RSUs granted to Ms. Wheeler in 2020 that are subject to performance-based vesting conditions is $4,815,000, which assumes the achievement of the highest level of such performance conditions.

2020 Grants of Plan-Based Awards
The figures in the table below show equity grants made in 2020. The number of shares subject to the grants has been adjusted to reflect the impact of the Business Combination.
Name	Grant Date	Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value Stock Awards ($)(1)
Eric Wu	02/06/2020	1,193,020	5,811,902
	09/03/2020	1,014,215	10,063,511
	12/17/2020	14,885,774	354,175,995(2)
Carrie Wheeler	02/06/2020	50,160	244,359
	09/03/2020	3,493,892	34,668,000
	09/03/2020	485,262	3,243,247(3)
	12/17/2020	404,385	11,905,117

(1)
Amounts listed represent the aggregate grant date fair value of awards granted during the year referenced, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts do not reflect the actual economic value that may be realized by the named executive officer.

(2)
This amount represents the grant date fair value of RSUs that are subject to performance-based vesting conditions (as described below in the section entitled “—

Eric Wu Continued Employment Letter Agreement”), which is based on the probable outcome of such performance-based vesting conditions. The maximum grant date fair value of RSUs granted to Mr. Wu in 2020 that are subject to performance-based vesting conditions is $438,237,347, which assumes the achievement of the highest level of such performance conditions.
(3)
This amount represents the grant date fair value of RSUs which are subject to performance-based vesting conditions (as described below in the section entitled “—Carrie Wheeler Offer Letter Agreement”), which is based on the probable outcome of such performance-based vesting conditions. The maximum grant date fair value of RSUs granted to Ms. Wheeler in 2020 that are subject to performance-based vesting conditions is $4,815,000, which assumes the achievement of the highest level of such performance conditions.

Eric Wu Continued Employment Letter Agreement
We entered into a continued employment letter agreement with Mr. Wu in January 2020, which the Opendoor Labs Inc. board of directors negotiated prior to the contemplation of the Business Combination, which was subsequently amended and restated in September 2020 (as amended, the “Wu Agreement”). The Wu Agreement provides for an unspecified term of employment and entitles Mr. Wu to an annual base salary of $325,000 as well as certain RSU awards (each shown here as adjusted to reflect the Business Combination). Pursuant to the Wu Agreement, Mr. Wu was granted 1,193,020 RSUs on February 6, 2020 and 1,014,215 RSUs on September 3, 2020 (together, the “Pre-Listing RSUs”), which will vest only if both the “Service-Based Condition” and the “Liquidity Event Condition” (each as defined below) are satisfied, provided that delivery of the shares may be delayed in accordance with the terms of the 2014 Plan and Mr. Wu’s RSU grant agreements. The Service-Based Condition applicable to the Pre-Listing RSUs will be satisfied in 16 successive equal quarterly installments following November 1, 2019. The Liquidity Event Condition applicable to the Pre-Listing RSUs was satisfied in full upon the first to occur of the following on or before the seventh anniversary of the date of grant: (i) a Change of Control (as defined in the 2014 Plan) or (ii) the effective date of a registration statement filed under the Securities Act for the sale of the Company’s common stock. The Liquidity Event Condition was satisfied in February 2021 upon the effective date of the Company’s registration statement filed under the Securities Act for sale of its common stock. However, delivery of shares subject to fully-vested RSUs may be delayed in accordance with the terms of the 2014 Plan and Mr. Wu’s RSU grant agreements.
Pursuant to the Wu Agreement, Mr. Wu was also granted the Post-Listing RSUs, which have a term of seven years and vest upon (i) the occurrence of a “Listing Event” (as defined in the Wu Agreement) and (ii) the satisfaction of performance-based vesting conditions. The closing of the Business Combination satisfied the “Listing Event” vesting condition. The Post-Listing RSUs will satisfy the performance-based vesting condition, subject to Mr. Wu’s continued employment with us through each applicable vesting date, as to 1/6th of the Post-Listing RSUs upon the achievement of each of six predetermined share price milestones based on the 60-day volume weighted-average closing price of our publicly-traded class of common stock, or if earlier, based on the per share consideration received in connection with a Change of Control (as defined in the Wu Agreement). These milestones (as adjusted to reflect the Business Combination) are $18.11, $23.54, $30.60, $39.78, $51.71 and $67.23.
In the event Mr. Wu’s employment with us is terminated (i) by us without Cause (as defined below) or (ii) due to his resignation for Good Reason (as defined below), in each case, within 12 months following a Change of Control, then 100% of Mr. Wu’s Pre-Listing RSUs will become immediately vested. In addition, if Mr. Wu’s employment is terminated (i) by us without Cause or (ii) due to his resignation for Good Reason, regardless of whether a Change of Control has occurred, the Post-Listing RSUs shall remain outstanding and eligible to vest upon achievement of the share price milestones for a period of 60 days following the date of termination. The acceleration of the Pre-Listing RSUs is subject to Mr. Wu’s continued compliance with our Confidential Information and Invention Assignment Agreement and his timely execution and non-revocation of a general release of claims against us. This agreement does not provide for any cash severance entitlements or benefit continuation.
For purposes of the Wu Agreement:
•
“Cause” is generally defined to mean, subject to certain notice requirements and cure rights, Mr. Wu’s: (i) material breach of the his employment agreement, the Confidential Information and Invention Assignment Agreement or any material written policy of the Company; (ii) intentional repeated willful misconduct or gross neglect of his duties; (iii) his willful repeated failure to follow reasonable and lawful instructions from our Board; (iv) his conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (v) his commission of or participation in an act of fraud against the Company; or (vi) his intentional material damage to the Company’s business, property or reputation.

•
“Good Reason” is generally defined to mean, subject to certain notice requirements and cure rights: (i) a material reduction in his job responsibilities, duties, authority, or title (provided that a mere change in title to a position that is substantially similar to the prior position held shall not constitute a material reduction in job responsibilities); (ii) a material reduction in his level of base compensation or total compensation unless such reduction is in connection and proportional to reductions to the compensation reductions to the other members of the management team and such reduction does not exceed 20% of his total cash compensation; (iii) a material breach of his employment agreement or the Confidential Information and Invention Assignment Agreement by the Company; or (iv) a relocation of his principal place of employment that increases his one-way commute by more than 45 miles.

Carrie Wheeler Offer Letter Agreement
Our offer letter agreement with Ms. Wheeler (as amended, the “Wheeler Agreement”) provides for an unspecified term of employment and entitles her to a sign-on and retention bonus of $100,000 (which has been paid and is subject to the terms described above in the section entitled “Compensation Discussion and Analysis — Sign-On and Retention Bonuses”), an annual base salary of $350,000, and certain RSU awards (each shown here as adjusted to reflect the Business Combination). Pursuant to the Wheeler Agreement, Ms. Wheeler, was entitled to receive the Wheeler CFO RSUs that are described above in the section entitled “Compensation Discussion and Analysis — Long-Term Equity Compensation”. Pursuant to the Wheeler Agreement, any equity awards Ms. Wheeler received in connection with her service as a member of our Board that were unvested as of the Wheeler Start Date became fully vested as to any service-based vesting conditions as of such date (but, for the avoidance of doubt, remained subject to any liquidity-based vesting conditions, which have not yet been met).
In the event Ms. Wheeler’s employment with us is terminated (i) by us without Cause (as defined below) or (ii) due to her resignation for Good Reason (as defined below), in each case, within 12 months following a Change of Control, then 100% of the Wheeler CFO RSUs with time-based vesting will become immediately vested. In addition, if Ms. Wheeler’s employment with us is terminated (i) by us without Cause or (ii) due to her resignation for Good Reason, in each case, prior to such time as the performance-based vesting criteria for her RSUs subject to performance-based vesting are satisfied, such RSUs shall remaining outstanding and shall vest if the applicable performance-based vesting criteria are satisfied within 60 days of such termination. In addition, if Ms. Wheeler’s employment with us is terminated (i) by us without Cause or (ii) due to her resignation for Good Reason, in each case, prior to the first anniversary of the Wheeler Start Date, then be vested in 25% of the Wheeler CFO RSUs with time-based vesting that were granted on the Wheeler Start Date will vest. If such termination occurs within 12 months following a Change of Control, then 100% of the Wheeler CFO RSUs with time-based vesting that were granted on the Wheeler Start Date will vest. The Business Combination did not constitute a Change of Control. The acceleration of the Wheeler CFO RSUs described herein is subject to Ms. Wheeler’s continued compliance with our Confidential Information and Invention Assignment Agreement and her timely execution and non-revocation of a general release of claims against us. The Wheeler Agreement does not provide for any cash severance entitlements or benefit continuation.
For purposes of the Wheeler Agreement:
•
“Cause” is generally defined to mean, subject to certain notice requirements and cure rights, Ms. Wheeler’s: (i) material breach of the Wheeler Agreement, the Confidential Information and Invention Assignment Agreement or any material written policy of the Company; (ii) intentional repeated willful misconduct or gross neglect of her duties; (iii) her willful repeated failure to follow reasonable and lawful instructions from the Board; (iv) her conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (v) her commission of or participation in an act of fraud against the Company; or (vi) her intentional material damage to the Company’s business, property or reputation.

•
“Good Reason” is generally defined to mean, subject to certain notice requirements and cure rights: (i) a material reduction in Ms. Wheeler’s job responsibilities, duties, authority, or title (provided that a mere change in title to a position that is substantially similar to the prior position held shall not constitute a material reduction in job responsibilities); (ii) a change in her reporting requirements so that she is no longer reporting solely to the person serving as the chief executive officer of the Company and/or the Board (provided that a change in reporting structure such that she reports primarily to such chief executive officer and/or Board of the Company following a Change of Control shall not constitute a change in her reporting requirements under this clause), (iii) a material reduction in her level of base compensation or total compensation unless such reduction is in connection and proportional to reductions to the compensation reductions to the other members of the management team and such reduction does not exceed 20% of her total cash compensation; (iv) a material breach of the Wheeler Agreement or the Confidential Information and Invention Assignment Agreement by the Company; or (v) the requirement by the Company that she transfer her place of employment to a location that is outside of the greater San Francisco Bay Area.

Gautam Gupta Offer Letter Agreement
Our offer letter agreement with Mr. Gupta (as amended, the “Gupta Agreement”) provided for an unspecified term of employment and entitled him to an annual base salary, a one-time sign-on and retention bonus (which has been fully paid as described above in the section entitled “Compensation Discussion and Analysis — Sign-On and Retention Bonuses”), and an award of stock options. Mr. Gupta had the right to early exercise his option award up to an aggregate exercise price of $1,500,000 with a 51% recourse promissory note (and pledge and security agreement) from the Company, and he exercised this right with respect to 1,466,501 shares of Opendoor Labs Inc. common stock in March 2018. Mr. Gupta’s stock options will expire in 2027 on the date set forth in his option agreement.
Julie Todaro Offer Letter Agreement
Our offer letter agreement with Ms. Todaro (as amended, the “Todaro Agreement”) provides for an unspecified term of employment and entitles Ms. Todaro to an annual base salary, a one-time sign-on and retention bonus (which has been paid and is subject to the terms described above in the section entitled “Compensation Discussion and Analysis — Sign-On and Retention Bonuses”), an award of stock options and an award of RSUs. The Todaro Agreement provides that Ms. Todaro’s option award will vest over four years following her employment start date with 25% vesting on the first anniversary of her start date and the remainder vesting in equal monthly installments thereafter, subject to her continued employment on each such vesting date. The Todaro Agreement provides that Ms. Todaro’s RSU award will vest only if both the Service-Based Condition and the Liquidity Event Condition (each as defined below) are satisfied, provided that delivery of the shares may be delayed in accordance with the terms of the 2014 Plan and Ms. Todaro’s RSU grant agreements. The “Service-Based Condition” will be satisfied, subject to Ms. Todaro’s continued employment through each such date, as to 25% of the total RSUs on the first anniversary of the RSU award’s vesting start date, and as to 1/16th of the total RSUs on a quarterly basis thereafter. The “Liquidity Event Condition was satisfied upon the occurrence of either of the following events on or before the seventh anniversary of the date of grant: (i) a Change of Control or (ii) the effective date of a registration statement filed under the Securities Act for the sale of the Company’s common stock. The Liquidity Event Condition was satisfied in February 2021 upon the effective date of the Company’s registration statement filed under the Securities Act for sale of its common stock.
In the event Ms. Todaro’s employment with us is terminated (i) by us without Cause (as defined below) or (ii) due to her resignation for Good Reason (as defined below), in each case, within 12 months following a Change of Control, then 50% of her then outstanding but unvested stock option and RSU awards granted under the Todaro Agreement will automatically and immediately vest, subject to the timely execution and non-revocation of a general release of claims against us. The Todaro Agreement does not provide for any cash severance entitlements or benefit continuation.
For purposes of the Todaro Agreement, “Cause” is generally defined to mean, subject to certain notice requirements and cure rights, Ms. Todaro’s: (i) material breach of any material written agreement between her and the Company; (ii) failure to comply with the Company’s material written policies or rules as they may be in effect from time to time; (iii) neglect or persistent unsatisfactory performance of her duties; (iv) repeated failure to follow reasonable and lawful instructions from our Board; (v) conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (vi) commission of or participation in an act of fraud against the Company; (vii) intentional material damage to the Company’s business, property or reputation; or (viii) unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom he owes an obligation of nondisclosure as a result of his relationship with the Company.
For purposes of the Todaro Agreement, “Good Reason” is generally defined to mean, subject to certain notice requirements and cure rights: (i) a material reduction in her job responsibilities, duties, authority, or title (provided that a mere change in title to a position that is substantially similar to the prior position held shall not constitute a material reduction in job responsibilities); (ii) a material reduction in her level of base compensation or total compensation unless such reduction is in connection and proportional to reductions to the compensation reductions to the other members of the management team and such reduction does not exceed 20% of her total cash compensation; or (iii) a relocation of her principal place of employment that increases her one-way commute by more than 45 miles.
Tom Willerer Offer Letter Agreement
Our offer letter agreement with Mr. Willerer (as amended, the “Willerer Agreement”) provides for an unspecified term of employment and entitles Mr. Willerer to an annual base salary, a one-time sign-on and retention bonus (which has been paid and is subject to the terms described above in the section entitled “Compensation Discussion and Analysis — Sign-On and Retention Bonuses”), an award of stock options and an award of RSUs. The Willerer Agreement provides that Mr. Willerer’s option award will vest over four years following his employment start date with 25% vesting on the first anniversary of his start date and the remainder vesting in equal monthly installments thereafter, subject to his continued employment on each such vesting date. The Willerer Agreement provides that Mr. Willerer’s RSU award will vest only if both the Service-Based Condition and the Liquidity Event Condition (each as defined below) are satisfied, provided that delivery of the shares may be delayed in accordance with the terms of the 2014 Plan and Mr. Willerer’s RSU grant agreements. The “Service-Based Condition” will be satisfied, subject to continued employment through each such date, as to 25% of the total RSUs on the first anniversary of the RSU award’s vesting start date, and as to 1/16th of the total RSUs on a quarterly basis thereafter. The “Liquidity Event Condition” was satisfied upon the occurrence of either of the following events on or before the seventh anniversary of the date of grant: (i) a Change of Control or (ii) the effective date of a registration statement filed under the Securities Act for the sale of the Company’s common stock. The Liquidity Event Condition was satisfied in February 2021 upon the effective date of the Company’s registration statement filed under the Securities Act for sale of its common stock.
In the event Mr. Willerer’s employment with us is terminated (i) by us without Cause (as defined for purposes of the Todaro Agreement) or (ii) due to his resignation for Good Reason (as defined below), in each case, within 12 months following a Change of Control, then 50% of all his then outstanding but unvested stock option and RSU awards, whether or not granted under the Willerer Agreement, will automatically and immediately vest, subject to the timely execution and non-revocation of a general release of claims against us. The Willerer Agreement does not provide for any cash severance entitlements or benefit continuation.
For purposes of the Willerer Agreement, “Good Reason” is generally defined to mean, subject to certain notice requirements and cure rights: (i) a material reduction in his job responsibilities, duties, or authority (provided that a mere change in title to a position that is substantially similar to the prior position held shall not constitute a material reduction in your job responsibilities, duties, or authority); (ii) a material reduction in his base salary unless such reduction is in connection with and proportional to reductions to the base salary of other members of the management team and such reduction does not exceed 20% of his base salary; or (iii) the requirement by the Company that he transfer his place of employment to a location that is outside of the greater San Francisco Bay Area.
Elizabeth Stevens Offer Letter Agreement
Our offer letter agreement with Ms. Stevens (as amended, the “Stevens Agreement”) provides for an unspecified term of employment and entitles Ms. Stevens to an annual base salary and an award of stock options. The Stevens Agreement provided Ms. Stevens’ with an option award that vested over four years following her employment start date with 25% vesting on the first anniversary of the vesting commencement date and the remainder vesting in equal monthly installments thereafter, subject to her continued employment on each such vesting date. The Stevens Agreement does not provide for any cash severance entitlements or benefit continuation.
Confidential Information and Invention Assignment Agreements
Pursuant to their offer letter agreements, each of our named executive officers has entered into a Confidential Information and Invention Assignment Agreement which contains, among other things, restrictive covenants pursuant to which such officers agree (i) to refrain from soliciting our customers during the term of their employment and (ii) to refrain from soliciting our employees during the term of their employment and for a period of 12 months thereafter. The Company’s standard Confidential Information and Invention Assignment Agreement for executive officers does not contain any non-competition restrictive covenants.
Outstanding Equity Awards at 2020 Fiscal Year End
The figures in the table below show outstanding equity awards as of December 31, 2020. The number of shares subject to the awards, and the exercise prices for the options, have been adjusted to reflect the impact of the Business Combination.
	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Eric Wu	02/06/2020(2)	—	—	—	—	1,193,020	27,117,345
	09/03/2020(2)	—	—	—	—	1,014,215	23,053,107
	12/17/2020(3)	—	—	—	—	14,885,774	338,353,643
Carrie Wheeler	02/06/2020(4)	—	—	—	—	50,160	1,140,137
	09/03/2020(5)	—	—	—	—	3,493,892	79,416,165
	09/03/2020(6)	—	—	—	—	485,262	11,030,005
	12/17/2020(7)	—	—	—	—	404,385	9,191,671
Gautam Gupta	09/29/2017(8)	2,069,026(9)	—	1.02	09/28/2027	—	—
Julie Todaro	12/18/2019(8)	23,307	69,921	4.30	12/17/2029	—	—
	12/18/2019(8)	253,559	602,473	4.30	12/17/2029	—	—
	11/03/2019(10)	—	—	—	—	28,847	655,692
	12/18/2019(11)	—	—	—	—	1,365,143	31,029,700
Tom Willerer	11/03/2019(8)	23,307	69,921	4.30	11/02/2029	—	—
	11/03/2019(8)	192,364	361,423	4.30	11/02/2029	—	—
	11/03/2019(11)	—	—	—	—	1,262,946	28,706,763
Elizabeth Stevens	06/12/2017(8)	85,678	10,784	1.02	06/11/2027	—	—
	09/29/2017(8)	1	—	1.02	09/28/2027	—	—
	09/29/2017(8)	113,226	—	1.02	09/28/2027	—	—
	03/13/2018(8)	60,657	20,219	1.43	03/12/2028	—	—
	03/21/2019(11)	—	—	—	—	242,631	5,515,003
	11/03/2019(2)	—	—	—	—	242,874	5,520,526

(1)
The amounts in this column were determined based on the closing market price of the Company’s common stock on December 31, 2020 of $22.73.

(2)
The RSUs will vest only if both a service-based condition and a liquidity event condition are satisfied, provided that delivery of the shares may be delayed in accordance with the terms of the 2014 Plan and the applicable RSU grant agreements. The service-based condition will be satisfied in 16 successive equal quarterly installments following the vesting commencement date. The liquidity event condition was satisfied upon the occurrence of either of the following on or before the seventh anniversary of the date of grant: (i) a Change of Control (as defined in the 2014 Plan) or (ii) the effective date of a registration statement filed under the Securities Act for the sale of the Company’s common stock. The Liquidity Event Condition was satisfied in February 2021 upon the effective date of the Company’s registration statement filed under the Securities Act for sale of its common stock.

(3)
The RSUs will vest upon (i) the occurrence of a “listing event” and (ii) the satisfaction of performance-based vesting conditions. The closing of the Business Combination satisfied the listing event vesting condition. The performance-based vesting condition will be satisfied, subject to Mr. Wu’s continued employment with us through each applicable vesting date, as to 1/6th of the RSUs upon the achievement of each of six predetermined share price milestones based on the 60-day volume weighted-average closing price of our publicly-traded class of common stock, or if earlier, based on the per share consideration received in connection with a Change of Control (as defined in Mr. Wu’s employment letter agreement). These milestones are $18.11, $23.54, $30.60, $39.78, $51.71 and $67.23.

(4)
The RSUs will vest only if both a service-based condition and a liquidity event condition are satisfied, provided that delivery of the shares may be delayed in accordance with the terms of the 2014 Plan and Ms. Wheeler’s RSU grant agreements. Pursuant to the Wheeler Agreement, the service-based condition was fully satisfied as of Ms. Wheeler’s employment start date with us. The liquidity event condition was satisfied upon the occurrence of either of the following events on or before the seventh anniversary of the date of grant: (i) a Change of Control (as defined in the 2014 Plan) or (ii) the effective date of a registration statement under the Securities Act, for the sale of the Company’s common stock. The Liquidity Event Condition was satisfied in February 2021 upon the effective date of the Company’s registration statement filed under the Securities Act for sale of its common stock.

(5)
The RSUs will vest only if both (i) a liquidity based vesting condition and (ii) a time-based vesting condition are satisfied, in each case, subject to continued employment with us through the applicable vesting date. The liquidity-based vesting condition is satisfied if a listing event occurs prior to the seventh anniversary of the grant date of the applicable RSUs. The closing of the Business Combination satisfied the listing event vesting condition. The time-based vesting condition is satisfied as to 25% of such RSUs on the first anniversary of the Wheeler Start Date and 75% of such RSUs would vest in substantially equal quarterly installments over a three-year period thereafter.

(6)
The RSUs will vest only if both (i) a liquidity based vesting condition and (ii) a performance-based vesting condition are satisfied, in each case, subject to continued employment with us through the applicable vesting date. The liquidity-based vesting condition is satisfied if a “listing event” occurs prior to the seventh anniversary of the grant date of the applicable RSUs. The closing of the Business Combination satisfied the listing event vesting condition. The performance-based vesting condition is satisfied as to such RSUs upon the first to occur of (i) both (a) a listing event and (b) the 60-day volume weighted-average closing price of the Company’s publicly-traded class of common stock being at least $16.48 or (ii) both (a) a listing event and (b) the consummation of a Change of Control (as defined in the Ms. Wheeler’s offer letter agreement) in which the per share consideration is at least $16.48.

(7)
The RSUs will vest only if both (i) a liquidity based vesting condition and (ii) a time-based vesting condition are satisfied, in each case, subject to continued employment with us through the applicable vesting date. The liquidity-based vesting condition is satisfied if a “listing event” occurs prior to the seventh anniversary of the grant date of the applicable RSUs. The closing of the Business Combination satisfied the listing event vesting condition. The RSUs will begin vesting on the third anniversary of the Wheeler Start Date, subject to her continued employment with us on such date, and are subject to, in addition to the liquidity-based vesting condition, a time-based vesting condition whereby such RSUs vest in substantially equal quarterly installments over a two-year period following such anniversary.

(8)
The options will vest on the following schedule, subject to continued service through each such date: 25% of the options on the first anniversary of the options award’s vesting start date, and 1/16th of the options in 12 successive equal quarterly installments thereafter.

(9)
These stock options were fully exercisable as of December 31, 2020 as they could be early exercised prior to becoming fully vested on July 10, 2021. If Mr. Gupta exercises stock options prior to their vesting, he will receive shares of our restricted stock. Mr. Gupta’s stock options will expire on the date set forth in his option agreement.

(10)
The RSUs will vest only if both the Service-Based Condition and the Liquidity Event Condition are satisfied, provided that delivery of the shares may be delayed in accordance with the terms of the 2014 Plan and Ms. Todaro’s RSU grant agreements. The RSUs are 100% vested as to the Service-Based Condition as of the date of grant and will become fully vested upon the satisfaction of the Liquidity Event Condition. The Liquidity Event Condition was satisfied in full upon the first to occur of the following on or before the seventh anniversary of the date of grant: (i) a Change of Control (as defined in the 2014 Plan) or (ii) the effective date of a registration statement filed under the Securities Act for the sale of the Company’s common stock. The Liquidity Event Condition was satisfied in February 2021 upon the effective date of the Company’s registration statement filed under the Securities Act for sale of its common stock. The RSUs were granted for consulting services rendered by Ms. Todaro prior to her becoming a full-time employee of the Company.

(11)
The RSUs will vest only if both the Service-Based Condition and the Liquidity Event Condition (each as defined below) are satisfied, provided that delivery of the shares may be delayed in accordance with the terms of the 2014 Plan and the applicable RSU grant agreements. The “Service-Based Condition” will be satisfied on the following schedule, subject to continued service through each such date: 25% of the RSUs on the first anniversary of the RSU award’s vesting start date, and 1/16th of the RSUs in 12 successive equal quarterly installments thereafter. The “Liquidity Event Condition” was satisfied upon the occurrence of either of the following events on or before the seventh anniversary of the date of grant: (i) a Change of Control (as defined in the 2014 Plan) or (ii) the effective date of a registration statement filed under the Securities Act, for the sale of the Company’s common stock. The Liquidity Event Condition was satisfied in February 2021 upon the effective date of the Company’s registration statement filed under the Securities Act for sale of its common stock.

Option Exercises and Stock Vested in 2020
None of our named executive officers exercised stock options in 2020. No stock awards held by our named executive officers became fully vested in 2020.
2020 Pension Benefits Table
None of our named executive officers participated in any defined benefit pension plans in 2020.
2020 Nonqualified Deferred Compensation Table
None of our named executive officers participated in any non-qualified deferred compensation plans in 2020.

Potential Payments Upon Termination or Change of Control
We maintain arrangements that provide payment of compensation to our named executive officers in the event of certain terminations of employment or a change of control of the Company. The table below quantifies certain compensation and benefits that would have become payable to each of our named executive officers (i) if his or her employment had terminated on December 31, 2020 without Cause or due to resignation for Good Reason, (ii) if a Change in Control had occurred on December 31, 2020, but there was no termination of the officer’s employment and (iii) if a Change in Control had occurred on December 31, 2020, immediately following which the officer’s employment was terminated without Cause or due to resignation for Good Reason.
Named Executive Officer	Termination Scenario	Severance ($)	Accelerated Options $(1)	Accelerated RSUs $(1)	Total $(1)
Eric Wu	Termination without Cause or Resignation for Good Reason	—	—	—	—
	Change of Control(2)	—	—	68,934,887	68,934,887
	Termination without Cause or Resignation for Good Reason following a Change of Control(2)	—	—	106,562,725	106,562,725
Carrie Wheeler	Termination without Cause or Resignation for Good Reason	—	—	19,854,041	19,854,041
	Change of Control(2)	—	—	12,170,142	12,170,142
	Termination without Cause or Resignation for Good Reason following a Change of Control(2)	—	—	100,777,978	100,777,978
Gautam Gupta(3)	Termination without Cause or Resignation for Good Reason	—	—	—	—
	Change of Control	—	—	—	—
	Termination without Cause or Resignation for Good Reason following a Change of Control	—	—	—	—
Julie Todaro	Termination without Cause or Resignation for Good Reason	—	—	—	—
	Change of Control	—	—	8,413,117	8,413,117
	Termination without Cause or Resignation for Good Reason following a Change of Control	—	6,196,111	15,842,696	22,038,807
Tom Willerer	Termination without Cause or Resignation for Good Reason	—	—	—	—
	Change of Control	—	—	8,970,863	8,970,863
	Termination without Cause or Resignation for Good Reason following a Change of Control	—	3,974,835	14,353,381	18,328,216
Elizabeth Stevens	Termination without Cause or Resignation for Good Reason	—	—	—	—
	Change of Control	—	—	5,516,729	5,516,729
	Termination without Cause or Resignation for Good Reason following a Change of Control	—	—	—	—

(1)
The amounts in this column were determined using the closing market price of the Company’s common stock on December 31, 2020 of $22.73.

(2)
The amounts assume the value paid for each share of each class of common stock of the Company in connection with the Change of Control transaction was $22.73, the closing market price of the Company’s common stock on December 31, 2020.

(3)
Upon Mr. Gupta’s voluntary resignation (without Good Reason) in October 2020, Mr. Gupta did not receive severance payments nor did the vesting of his equity awards accelerate.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serve, or has served during the last year, as a member of the board of directors or compensation committee of any entity, other than Opendoor Labs Inc., that has one or more executive officers serving as a member of our Board.
Director Compensation
Prior to the closing of the Business Combination, we did not pay cash compensation to any of our non-employee directors. However, in 2020, Opendoor Labs Inc. granted 101,114 RSUs to Jason Kilar for his service as a non-employee director from 2018 through

2020, and 50,160 RSUs to Carrie Wheeler for her service as non-employee director in 2019 and 2020. These RSUs will vest only if both a service-based condition and a liquidity event condition are satisfied, provided that delivery of the shares may be delayed in accordance with the terms of the 2014 Plan and Mr. Kilar’s RSU grant agreement. The service-based condition will be satisfied in a series of four successive equal quarterly installments following the applicable vesting commencement date, subject to continued service through each such date. The liquidity event condition was satisfied if either of the following events occurred on or before the seventh anniversary of the date of grant: (i) a Change of Control (as defined in the 2014 Plan) or (ii) the effective date of a registration statement filed under the Securities Act, for the sale of the Company’s common stock. The Liquidity Event Condition was satisfied in February 2021 upon the effective date of the Company’s registration statement filed under the Securities Act for sale of its common stock. Pursuant to the Wheeler Agreement, the 50,160 RSUs granted to Ms. Wheeler in her capacity as a non-employee director became fully vested as to the service-based condition as of her employment start date with us in September 2020.
Non-Employee Director Compensation Policy
In connection with the closing of the Business Combination, we adopted the Opendoor Technologies Inc. Non-Employee Director Compensation Policy (the “NED Compensation Policy”), which provides non-employee directors with fixed annual cash retainer fees as well as long-term equity compensation awards for their service on the Board. Additional fixed annual cash retainer fees are paid to non-employee directors for committee membership and chairperson service.
The non-employee directors initially eligible to participate in the NED Compensation Policy are Adam Bain, Cipora Herman, Jonathan Jaffe, Pueo Keffer, Jason Kilar, and Glenn Solomon. John Rice began participating in the NED Compensation Policy when he joined the Board in March 2021. Certain principal features of the compensation provided under the NED Compensation Policy are described in more detail below. The summary is qualified in its entirety by reference to the complete text of the NED Compensation Policy.
Annual Cash Compensation
Beginning at the first annual meeting of the Board following the closing of the Business Combination, each non-employee director will receive the cash compensation set forth below for service on the Board. The annual cash compensation amounts will be payable in equal quarterly installments, in arrears, promptly following the end of each quarter in which the service occurred, provided that the first quarterly payment will be prorated for the partial quarter measured from the date of the closing of the Business Combination to the end of the quarter, and the quarterly payment for each Non-Employee Director will be prorated for any partial quarter of service by such Non-Employee Director. All annual cash fees are vested upon payment.
•
Annual Board Service Retainer:

•
All Eligible Directors: $50,000

•
Non-Executive Chair/Lead Director (as applicable): $75,000 (in lieu of above)

•
Annual Committee Member Service Retainer:

•
Member of the Audit Committee: $10,000

•
Member of the Compensation Committee: $7,500

•
Member of the Nominating and Corporate Governance Committee: $5,000

•
Annual Committee Chair Service Retainer (in lieu of Committee Member Service Retainer):

•
Chair of the Audit Committee: $20,000

•
Chair of the Compensation Committee: $15,000

•
Chair of the Nominating and Corporate Governance Committee: $10,000

At the annual meeting of the Board, a non-employee director may elect to receive 100% of his or her annual cash compensation for the next fiscal year as RSUs under the 2020 Plan (or any successor equity plan) for that number of shares equal to (a) the projected annual cash compensation for such non-employee director for the fiscal year based on Board and committee membership as of the first day of such fiscal year divided by (b) the average Fair Market Value (as defined in the 2020 Plan) over the 20 trading days ending on the last trading day of the month preceding the month in which the RSU grant is made (the “Share Price”). Any such RSU grant is referred to as the “Optional RSU Grant.”
Equity Compensation
Unless otherwise provided by the Board, each person who, after the closing of the Business Combination, is elected or appointed for the first time to be a non-employee director will automatically, upon the date of his or her initial election or appointment, be granted an RSU for that number of shares of our common stock equal to $400,000 divided by the Share Price, rounded to the nearest whole share. Each such initial grant will vest in a series of equal annual installments on the first, second and third anniversary of the date of grant, provided in each case that the non-employee director continues to be a non-employee director on such vesting date. The delivery of shares subject to fully-vested RSUs may be delayed in accordance with the terms of the 2014 Plan and 2020 Plan and each director’s RSU grant agreement.
Unless otherwise provided by the Board, at the close of business on the date of each annual meeting of our stockholders, each person who is then a non-employee director will automatically be granted a RSU for that number of shares of common stock equal to $200,000 divided by the Share Price, rounded to the nearest whole share. Each such annual grant will vest in a single installment on the earlier to occur of (a) our next annual meeting of stockholders and (b) the first anniversary of the date of grant, provided that the non-employee director continues to be a non-employee director on such vesting date.
Notwithstanding the foregoing, for each non-employee director in office as of immediately prior to the closing of a Change in Control (as defined in the 2020 Plan), their then-outstanding equity awards granted pursuant to the NED Compensation Policy will become fully vested immediately prior to the closing of such Change in Control.
In the event any grant date set forth above for any RSU grant to be made under the NED Compensation Policy is not a trading day on the Nasdaq Stock Exchange (e.g., a weekend or holiday), then the grant date shall be the next trading day, and if there is no effective registration statement on Form S-8 covering such grant filed with the SEC on such grant date, the grant date shall be the trading day following the date there is such a filed and effective registration statement.
2020 Director Compensation Table
The following table contains information concerning the compensation of our non-employee directors in fiscal year 2020. Ms. Wheeler ceased being a non-employee director following the commencement of her employment as our CFO in September 2020 and her compensation is described above in the section entitled “Executive Compensation.” David Weiden, Jeff Housenbold and Jeff Crowe served on the Opendoor Labs Inc. board of directors until the closing of the Business Combination, after which they ceased serving on the Opendoor Labs Inc. board of directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Adam Bain	—	—	—
Jeff Crowe	—	—	—
Cipora Herman	—	—	—
Jeff Housenbold	—	—	—
Jonathan Jaffe	—	—	—
Pueo Keffer	—	—	—
Jason Kilar	—	492,595	492,595
Glenn Solomon	—	—	—
David Weiden	—	—	—

(1)
Amounts listed represent the aggregate grant date fair value of awards granted during the year referenced, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts do not reflect the actual economic value that may be realized by the named executive officer.

The table below shows the aggregate number of RSU awards held as of December 31, 2020 by each non-employee director.
Name	RSUs Outstanding as of December 31, 2020 (#)
Adam Bain	—
Jeff Crowe	—
Cipora Herman	—
Jeff Housenbold	—
Jonathan Jaffe	—
Pueo Keffer	—
Jason Kilar	101,114
Glenn Solomon	—
David Weiden	—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of April 9, 2021, by:
•
each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our voting shares;

•
each of our executive officers and directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
Percentage ownership of our voting securities is based on 577,227,618 shares of our common stock issued and outstanding as of April 9, 2021.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.
Name and Address of Beneficial Owner(1)	Total Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Holders
SVF Excalibur (Cayman) Limited(2)	73,620,282	12.8%
Entities affiliated with Khosla Ventures(3)	46,120,934	8.0%
AI LiquidRE LLC(4)	34,639,442	6.0%
Directors and Executive Officers
Eric Wu(5)	32,407,840	5.6%
Carrie Wheeler	150,000	*
Ian Wong(6)	6,417,294	1.1%
Daniel Morillo	—	—
Tom Willerer(7)	283,069	*
Andrew Low Ah Kee	—	—
Elizabeth Stevens(8)	313,397	*
Adam Bain(9)	250,610	*
Cipora Herman	100,000	*
Pueo Keffer	—	—
Glenn Solomon(10)	27,422,875	4.8%
Jason Kilar(11)	24,263	*
Jonathan Jaffe	—	—
John Rice	—	—
All current directors and executive officers as a group (14 persons)	67,369,348	11.7%

*
Less than 1% of our outstanding common stock.

(1)
Unless otherwise noted, the business address of each of those listed in the table above is 410 N. Scottsdale Road, Suite 1600, Tempe Arizona 85281.

(2)
Based solely on a Schedule 13G filed with the SEC on December 28, 2020 by SVF Excalibur (Cayman) Limited (“SVF Excalibur”), SVF Endurance (Cayman) Limited (“SVF Endurance”), SoftBank Vision Fund (AIV M1) L.P. (“AIV M1”) and SB Investment Advisers (UK) Limited (“SBIA UK”). The address for each of SVF Excalibur and SVF Endurance is c/o Walkers Corp Ltd., Cayman Corporate Centre, 27 Hospital Road George Town, Grand Cayman, KY1-9008, Cayman Islands. The address for AIV M1 is 251 Little Falls Drive, Wilmington, DE 19808. The address for SBIA UK is 69 Grosvenor Street, London W1K 3JP, United Kingdom.

(3)
Based solely on a Schedule 13G filed with the SEC on February 12, 2021 by Khosla Ventures Seed B, LP (“Seed B”), Khosla Ventures Seed B (CF), LP (“Seed B (CF)”), Khosla Ventures Seed Associates B, LLC (“Seed B Associates”), Khosla Ventures IV, LP (“KV IV”), Khosla Ventures IV (CF), LP (“KV IV (CF)”), Khosla Ventures Associates IV, LLC (“KVA IV”), VK Services, LLC (“VK Services”) and Vinod Khosla (“Khosla,” together with Seed B, Seed B (CF), Seed B Associates, KV IV, KV IV (CF), KVA IV and VK Services collectively, the “Reporting Persons”). Consists of (i) 32,489 shares of common stock held by Seed B, (ii) 1,843 shares of common stock held by Seed B (CF), (ii) 43,317,254 shares of common stock held by KV IV and (iv) 2,769,348 shares of common stock held by KV IV (CF). The general partner of Seed B and Seed B (CF) is Seed B Associates. The general partner of KV IV and KV IV (CF) is KVA IV. VK Services is the sole manager of Seed B Associates and KVA IV. Khosla is the managing member of VK Services. Each of Khosla, VK Services and Seed B Associates possesses power to direct the voting and disposition of the shares owned by Seed B and Seed B (CF), and each of Seed B Associates, VK Services and Khosla may be deemed to have indirect beneficial ownership of such shares. Each of Khosla, VK Services and KVA IV possesses power to direct the voting and disposition of the shares owned by KV IV and KV IV (CF), and each of Khosla, VK Services and KVA IV may be deemed to have indirect beneficial ownership of such shares. The address of the Reporting Persons is 2128 Sand Hill Road, Menlo Park, California 94025.
(4)
Based solely on a Schedule 13D filed with the SEC on December 28, 2020, by Access Industries Management, LLC (“AIM”), AI LiquidRE LLC (“AIL”) and Len Blavatnik (collectively, the “Reporting Persons,” and each, a “Reporting Person”). The common stock is owned directly by AIL and may be deemed to be beneficially owned by AIM and Len Blavatnik because (i) AIM is the controlling entity of AIL and (ii) Len Blavatnik controls AIM and holds a majority of the outstanding voting interests in AIL. Each of the Reporting Persons (other than AIL), and each of their affiliated entities and the officers, partners, members and managers thereof, disclaims beneficial ownership of these securities.

(5)
Includes (i) 27,795,075 shares of common stock held by Eric Wu and (ii) 4,612,765 shares of common stock held by 2020 Wu Grantor Retained Annuity Trust.

(6)
Includes (i) 4,900,848 shares of common stock owned by Ian Wong and (ii) 1,516,446 shares of common stock owned by Diana Shean Ting Chiu.

(7)
Includes 283,069 shares of our common stock issuable upon the exercise of options exercisable as of or within 60 days of April 9, 2021.

(8)
Includes 32,941 shares of our common stock and 280,456 shares of our common stock issuable upon the exercise of options exercisable as of or within 60 days of April 9, 2021.

(9)
Includes (i) 225,000 shares of common stock held by 010118 Management, L.P., and (ii) 25,610 shares of our common stock held by Adam Bain.

(10)
Consists of (i) 19,380,847 shares of our common stock held of record by GGV Capital V L.P. (“GGCV”), (ii) 7,330,756 shares of our common stock held of record by GGV Capital Select L.P. (‘‘GGCS’’) and (iii) 711,272 shares of our common stock held of record by GGV Capital V Entrepreneurs Fund L.P. (“GGCVEF”). GGV Capital V L.L.C. (“GGCV LLC”) is the General Partner of GGCV and GGCVEF. GGV Capital Select L.L.C. (“GGCS LLC”) is the General Partner of GGCS. Mr. Solomon is a managing director of GGCV LLC and GGCS LLC, shares voting and investment power with respect to these shares and, accordingly, may be deemed to beneficially own these shares.

(11)
Includes 24,263 shares of our common stock issuable upon the exercise of options exercisable as of or within 60 days of April 9, 2021.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers (as defined under Rule 16a-1(f) under the Exchange Act) and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2020 other than with respect to one Form 4 for Glenn Solomon reporting three transactions, which was inadvertently filed late.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Approval of Related Person Transactions
Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). We have a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on Nasdaq. Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. In addition, any potential related person transaction that is proposed to be entered into by the Company must be reported to the Company’s Head of Legal by both the related person and the person at the Company responsible for such potential related person transaction.
If our legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Head of Legal is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Any proposed transaction that has been identified as a related person transaction may be consummated or materially amended only following approval by the Audit Committee in accordance with the provisions of our policy. No director may participate in approval of a related person transaction for which such director is a related person. In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit Committee members, then the related person transaction shall be approved by another independent body of our Board. Any related person transaction, if not a related person transaction when originally consummated, or if not initially identified as a related person transaction prior to consummation, shall be submitted to the Audit Committee for review and ratification as soon as reasonably practicable. The Audit Committee shall consider whether to ratify and continue, amend and ratify, or terminate and rescind such related person transaction.
Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions.
Relationships and Transactions with Directors, Executive Officers and Significant Stockholders
Warrants
On June 12, 2018, Opendoor Labs Inc. entered into a warrant issuance agreement with Len X, LLC (formerly known as Lennar Ventures, LLC) (“Lennar”) in exchange for business and technical advisory services. Jonathan Jaffe, a member of Opendoor’s Board, is an affiliate of Lennar. Under the warrant issuance agreement, Opendoor was obligated to issue to Lennar or an affiliate certain warrants exercisable for shares of Opendoor Labs Inc.’s Series E preferred stock (such warrants, the “Lennar Series E Warrants”). Opendoor Labs Inc. issued two Lennar Series E Warrants pursuant to the warrant issuance agreement on June 30, 2019 and June 30, 2020 with respect to 121,356 and 242,713 shares of Series E preferred stock, respectively, at an exercise price of $5.92 per share. The Lennar Series E Warrants provided the holder of such warrants the right to purchase an aggregate of 364,069 shares of Opendoor Labs Inc.’s Series E preferred stock in exchange for proceeds of $2.2 million. The warrant issuance agreement was terminated prior to the closing of the Business Combination, and the Lennar Series E Warrants have been exercised in full or terminated without exercise.
Series E-2 Preferred Stock Financing
From February 2019 through May 2019, Opendoor Labs Inc. sold an aggregate of 9,603,637 shares of its Series E-2 preferred stock to related persons at a purchase price of approximately $8.24 per share. The following table summarizes purchases of Series E-2 preferred stock from Opendoor Labs Inc. by such related persons:
Name	Shares of Series E-2 Preferred Stock	Total Purchase Price
AI LiquidRE LLC(1)	2,625,616	$21,635,481
Khosla Ventures IV, LP and its affiliates(2)	60,677	$499,990
GGV Capital Select L.P.(3)	121,356	$999,993
SVF Excalibur (Cayman) Limited(4)	6,067,848	$49,999,994
LV Opendoor JV, LLC(5)	485,427	$4,000,000
Norwest Venture Partners XIV, LP(6)	242,713	$2,000,000
Total	9,603,637	$79,135,458

(1)
Pueo Keffer is a member of our Board and was a member of the Opendoor Labs Inc. board of directors until December 2020 and an affiliate of AI LiquidRE LLC. AI LiquidRE LLC currently holds more than 5% of our capital stock.

(2)
David Weiden was a member of the Opendoor Labs Inc. board of directors until December 2020 and an affiliate of Khosla Ventures IV, LP. Entities affiliated with Khosla Ventures IV, LP currently hold more than 5% of our capital stock.

(3)
Glenn Solomon is a member of our Board and was a member of the Opendoor Labs Inc. board of directors until December 2020 and an affiliate of GGV Capital Select L.P.

(4)
Jeff Housenbold was a member of the Opendoor Labs Inc. board of directors until December 2020 and is an affiliate of SVF Excalibur (Cayman) Limited. SVF Excalibur (Cayman) Limited currently holds more than 5% of our capital stock.

(5)
Jon Jaffe is a member of our Board and was a member of the Opendoor Labs Inc. board of directors until December 2020 and is an affiliate of LV Opendoor JV, LLC.

(6)
Jeff Crowe was a member of the Opendoor Labs Inc. board of directors until December 2020 and is an affiliate of Norwest Venture Partners XIV, L.P.

Investors’ Rights Agreement
Opendoor Labs Inc. was party to the Sixth Amended and Restated Investors’ Rights Agreement, dated as of February 8, 2019, which granted registration rights and information rights, among other things, to certain holders of its capital stock, including (i) entities affiliated with AI LiquidRE LLC, Khosla Ventures IV, LP, GGV Capital Select L.P. and SVF Excalibur (Cayman) Limited, each of which currently hold more than 5% of our capital stock, (ii) LV Opendoor JV, LLC, which is affiliated with our director, Jon Jaffe, and (iii) Norwest Venture Partners, L.P., which is affiliated with Jeff Crowe who was a member of Opendoor Labs Inc.’s board of directors until December 2020. Pueo Keffer and Glenn Solomon, each of whom is a member of our Board and was a director of Opendoor Labs Inc. until December 2020, are affiliated with AI LiquidRE LLC and GGV Capital Select L.P., respectively. David Weiden and Jeff Housenbold, each of whom was a director of Opendoor Labs Inc. until December 2020, are affiliated with Khosla Ventures IV, LP and SVF Excalibur (Cayman) Limited, respectively. This agreement was terminated at the closing of the Business Combination.
Right of First Refusal
Pursuant to the 2014 Plan and certain agreements with its stockholders, including the Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of February 8, 2019 (the “ROFR Agreement”), Opendoor Labs Inc. or its assignees had the right to purchase shares of Opendoor Labs Inc. capital stock which certain stockholders proposed to sell to other parties. Certain holders of Opendoor Labs Inc. capital stock, including (i) entities affiliated with AI LiquidRE LLC, Khosla Ventures IV, LP, GGV Capital Select L.P. and SVF Excalibur (Cayman) Limited, each of which currently hold more than 5% of our capital stock, (ii) LV Opendoor JV, LLC, which is affiliated with Jon Jaffe, who is a member of our Board and was a member of Opendoor Labs Inc.’s board of directors until December 2020, and (iii) Norwest Venture Partners, L.P., which is affiliated with Jeff Crowe, who was a member of Opendoor Labs Inc.’s board of directors until December 2020, had rights of first refusal and co-sale under the ROFR Agreement. Pueo Keffer and Glenn Solomon, each of whom is a member of our Board and was a director of Opendoor Labs Inc. until December 2020, are affiliated with AI LiquidRE LLC and GGV Capital Select L.P., respectively. David Weiden and Jeff Housenbold, each of whom was a director of Opendoor Labs Inc. until December 2020, are affiliated with Khosla Ventures IV, LP and SVF Excalibur (Cayman) Limited, respectively. These rights were terminated at the closing of the Business Combination.
Voting Agreement
Opendoor Labs Inc. was a party to the Sixth Amended and Restated Voting Agreement, dated as of February 8, 2019, pursuant to which certain holders of its capital stock, including (i) entities affiliated with AI LiquidRE LLC, Khosla Ventures IV, LP, GGV Capital Select, L.P. and SVF Excalibur (Cayman) Limited, each of which currently hold more than 5% of our capital stock, (ii) LV Opendoor JV, LLC, which is affiliated with Jon Jaffe, who is a member of our Board and was a member of Opendoor Labs Inc.’s board of directors until December 2020, and (iii) Norwest Venture Partners, L.P., which is affiliated with Jeff Crowe, who was a member of Opendoor Labs Inc.’s board of directors until December 2020, had agreed to vote their shares of our capital stock on certain matters, including with respect to the election of directors. Pueo Keffer and Glenn Solomon, each of whom is a member of our Board and was a director of Opendoor Labs Inc. until December 2020, are affiliated with AI LiquidRE LLC and GGV Capital Select L.P., respectively. David Weiden and Jeff Housenbold, each of whom was a director of Opendoor Labs Inc. until December 2020, are affiliated with Khosla Ventures IV, LP and SVF Excalibur (Cayman) Limited, respectively. This agreement was terminated at the closing of the Business Combination.
Director and Officer Indemnification
Our Certificate of Incorporation and Bylaws provide for indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into indemnification agreements with each of our directors and officers.
PIPE Investment
In connection with the Business Combination, certain investors (the “PIPE Investors”) entered into certain subscription agreements (the “Subscription Agreements”) with SCH, pursuant to which the PIPE Investors subscribed for shares of common stock in connection with a PIPE investment (the “PIPE Investment”). The PIPE Investors that participated in the PIPE Investment included (i) Eric Wu (25,000 shares), Carrie Wheeler (150,000 shares), Ian Wong (20,000 shares) and Gautam Gupta (20,000 shares), our CEO, CFO, CTO and former CFO, respectively, (ii) AI LiquidRE LLC (2,500,000 shares), which currently holds more than 5% of our capital stock and (iii) Len X, LLC (1,000,000 shares), an entity affiliated with Jon Jaffe, who was a member of Opendoor Labs Inc.’s board of directors until December 2020, when he became a member of our Board.
SCH Relationships
Founder Shares
In January 2020, SCH Sponsor II LLC (“Sponsor”) purchased 8,625,000 of then-outstanding SCH Class B ordinary shares for an aggregate purchase price of $25,000, or approximately $0.003 per share (after a subsequent share capitalization on April 27, 2020) (the “founder shares”). In March 2020, the Sponsor transferred 100,000 founder shares to each of David Spillane and Cipora Herman (two of SCH’s independent directors at the time of such transfer) at their original per-share purchase price. On April 27, 2020, SCH effected a pro rata share capitalization resulting in an increase in the total number of founder shares outstanding from 8,625,000 to 10,350,000 in order to maintain the ownership of founder shares at 20% of the issued and outstanding ordinary shares of SCH upon consummation of its initial public offering. The Sponsor received 1,725,000 founder shares in the share capitalization as a result of our independent directors waiving their right to receive shares in the share capitalization.
In connection with the Business Combination, upon the domestication of SCH as a Delaware corporation (the “Domestication”), 10,350,000 founder shares were converted automatically, on a one-for-one basis, into shares of our common stock.
Private Placement Warrants
Simultaneously with the consummation of the initial public offering of SCH, the Sponsor purchased 6,133,333 warrants to purchase one SCH Class A ordinary share at an exercise price of $11.50 (the “private placement warrants”) at a price of $1.50 per warrant, or $9.2 million in the aggregate, in a private placement. Each private placement warrant entitles the holder to purchase one SCH Class A ordinary share for $11.50 per share. In connection with the Business Combination, upon the Domestication, each of the 6,133,333 private placement warrants converted automatically into a warrant to acquire one share of our common stock.
Subscription Agreements
Concurrently with the execution of the Merger Agreement, we entered into the Subscription Agreements with the certain PIPE Investors affiliated with the Sponsor (the “Sponsor Related PIPE Investors”), pursuant to which the Sponsor Related PIPE Investors have subscribed for shares of our common stock in connection with the PIPE Investment. The Sponsor Related PIPE Investors have funded $160,250,000 of the PIPE Investment, for which they have received 16,025,000 shares of our common stock. Specifically, (i) ChaChaCha SPAC B, LLC, an entity affiliated with SCH Chairman and Chief Executive Officer Chamath Palihapitiya, subscribed for 10,000,000 shares of our common stock, (ii) Hedosophia Group Limited and certain of its affiliates, each of which being affiliated with SCH’s President and director Ian Osborne, subscribed for 5,800,000 shares of our common stock, and (iii) 010118 Management, L.P., an entity affiliated our director Adam Bain, subscribed for 225,000 shares of our common stock. In addition, certain of our current and former officers participated in the PIPE Investment, as described above. The PIPE Investors also include AI LiquidRE LLC (2,500,000 shares), which held more than 5% of Opendoor Labs Inc.’s pre-Business Combination capital stock and (iv) Len X, LLC (1,000,000 shares), an entity affiliated with our director, Jon Jaffe.
We consummated the PIPE Investment concurrently with the closing of the Business Combination.
Related Party Note and Advances
The Sponsor advanced SCH an aggregate of $21,631 to cover expenses related to SCH’s initial public offering. The advances were noninterest bearing and due on demand. Advances in the aggregate amount of $21,631 were repaid in February 2020.
On January 21, 2020, SCH issued an unsecured promissory note to the Sponsor, pursuant to which SCH borrowed an aggregate principal amount of $300,000. The note was non-interest bearing and payable on the earlier of (i) June 30, 2020 and (ii) the completion of SCH’s initial public offering. The borrowings outstanding under the note in the amount of $300,000 were repaid upon SCH’s consummation of its initial public offering on April 30, 2020.
On September 30, 2020, SCH issued a promissory note to Sponsor, pursuant to which SCH was permitted to borrow up to an aggregate principal amount of $4,000,000. The promissory note was non-interest bearing and payable on the earlier of (i) April 30, 2022 and (ii) the completion of our initial business combination. The borrowings outstanding under the note in the amount of $1,138,497 were repaid upon consummation of the Business Combination.
Prior to the Business Combination, SCH’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on SCH’s behalf, although no such reimbursements were made from the proceeds of SCH’s initial public offering held in the trust account prior to the completion of the Business Combination.
Administrative Services Agreement
SCH entered into an agreement whereby, commencing on April 27, 2020 through the earlier of the consummation of a business combination or SCH’s liquidation, SCH paid an affiliate of the Sponsor a monthly fee of $10,000 for office space, administrative and support services. For the year ended December 31, 2020, we incurred $80,000 of such fees, which were paid at the closing of the Business Combination. This agreement was terminated at the closing of the Business Combination.
Financial Advisor Fees Related to Public Offering
In connection with SCH’s initial public offering, the underwriters of SCH’s initial public offering agreed to reimburse SCH for amounts paid by SCH to Connaught (UK) Limited for financial advisory services in an amount equal to 10% of the discount paid to the underwriters, of which $720,000 was paid at the closing of SCH’s initial public offering and $1,449,000 was paid at the closing of the Business Combination. Connaught (UK) Limited is an affiliate of SCH, the Sponsor and certain of SCH’s directors and officers.

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has appointed the firm of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Although stockholder ratification of the appointment of Deloitte & Touche LLP is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider its appointment of Deloitte & Touche LLP. Deloitte & Touche LLP served as our independent registered public accounting firm for the year ended December 31, 2020. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders. Even if the selection of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.
As previously disclosed in the Form 8-K filed with the SEC on December 18, 2020 (the “Form 8-K”), on December 18, 2020, the Audit Committee approved the engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, effective immediately. On the same date, the Audit Committee dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm.
In connection with the Business Combination, SCH had engaged Marcum to audit its financial statements included in SCH’s Registration Statement on Form S-4 filed with the SEC. The report of Marcum on the financial statements of SCH as of December 31, 2019, and for the period from October 18, 2019 (inception) through December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about the Company’s ability to continue as a going concern.
During the period from October 18, 2019 (inception) to December 31, 2019 and subsequent interim period through December 18, 2020, there were no disagreements between SCH and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on SCH’s financial statements for such period. During the period from October 18, 2019 (inception) to December 31, 2019 and subsequent interim period through December 18, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
During the years ended December 31, 2019 and December 31, 2018 and the subsequent interim period through December 18, 2020, we did not consult with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (as defined above).
We provided Marcum with a copy of the foregoing disclosures and requested that Marcum furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by Opendoor set forth above. A copy of Marcum’s letter, dated December 18, 2020, was filed as Exhibit 16.1 to the Form 8-K.
Board Recommendation

The Board recommends a vote “FOR” the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Principal Accountant Fees and Services
The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to Opendoor Technologies Inc. for the fiscal year ended December 31, 2020 and Opendoor Labs Inc. for the fiscal year ended December 31, 2019.
Fee Category (in thousands)	2020	2019
Audit Fees(1)	$1,217	$812
Audit-Related Fees(2)	2,839	—
Tax Fees(3)	469	198
All Other Fees(4)	—	2
Total Fees	$4,525	$1,012

(1)
Audit fees consist of fees for professional services rendered in connection with the annual audit of our consolidated financial statements and consultations on accounting matters directly related to the audit.

(2)
Audit-related fees consist of fees for professional services rendered in connection with (1) financial statements incorporated in the SEC filings to facilitate the Business Combination and (2) agreed upon procedures related to certain compliance audits.

(3)
Tax fees consist of fees billed for services rendered for tax compliance, tax advice, and tax planning.

(4)
All other fees consist of fees for all other services not included in the categories set forth above.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.

Report of the Audit Committee
The Audit Committee has reviewed the audited consolidated financial statements of Opendoor Technologies Inc. (the “Company”) for the fiscal year ended December 31, 2020 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Cipora Herman (Chair)
Adam Bain
Pueo Keffer

PROPOSAL THREE — APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay Vote”, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
We encourage our stockholders to review the “Executive Compensation” section of this proxy statement for more information.
As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Opendoor Technologies Inc. approve, on an advisory (non-binding) basis, the 2020 compensation of Opendoor Technologies Inc.’s named executive officers as described in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Opendoor Technologies Inc.’s Proxy Statement for the Annual Meeting of Stockholders.”
Board Recommendation

Our Board unanimously recommends a vote “FOR” the resolution to approve, on an advisory (non-binding) basis, the 2020 compensation of our named executive officers as described in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Opendoor Technologies Inc.’s Proxy Statement for the Annual Meeting of Stockholders.

PROPOSAL FOUR — APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES
Background
In accordance with Section 14A(a)(2) of the Exchange Act, we are requesting your advisory, non-binding vote regarding the frequency with which stockholders should have an opportunity to provide a Say-on-Pay Vote. We are providing stockholders the option of selecting a frequency of every ONE YEAR, TWO YEARS, or THREE YEARS or abstaining. Stockholders are not voting to approve or disapprove our recommendation, as set forth below. Rather, stockholders are being asked to express their preference regarding the frequency of future Say-on-Pay Votes.
We recommend that our stockholders select a frequency of every ONE YEAR. We believe that this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to a more meaningful and coherent communication between us and our stockholders on the compensation of our named executive officers. An annual advisory vote on executive compensation is consistent with our goal of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.
Board Recommendation
Our Board unanimously recommends that stockholders vote “ONE YEAR” as the frequency of future Say-on-Pay Votes.

ADDITIONAL INFORMATION
Stockholder Proposals and Director Nominations
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85281. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 31, 2021. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Secretary, Elizabeth Stevens.
In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2022 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Secretary at our principal executive offices not later than March 19, 2022 and not before February 17, 2022. However, if the 2022 annual meeting of stockholders is more than 30 days earlier, or more than 60 days later, than the first anniversary of the Annual Meeting, notice must be so delivered or received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the date on which public disclosure of the date of such annual meeting was made. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2022 annual meeting of stockholders.
Householding of Annual Meeting Materials
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact requests@viewproxy.com or dial toll-free 877-777-2857.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Alliance Advisors at requests@viewproxy.com or dial toll-free 877-777-2857.
Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.
In addition to the use of the mails, proxies may be solicited by telephone and email by directors, officers and other employees of Opendoor who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
We have also engaged Alliance Advisors to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $10,000 in the aggregate. You may contact Alliance Advisors by mail at 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003, by phone toll-free at 844-557-9031 or by email at OPEN@allianceadvisors.com.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD AS OF APRIL 20, 2021, AND TO EACH BENEFICIAL STOCKHOLDER AS OF THAT

DATE UPON WRITTEN REQUEST MADE TO ELIZABETH STEVENS, SECRETARY, OPENDOOR TECHNOLOGIES INC., 410 N. SCOTTSDALE ROAD, SUITE 1600, TEMPE, ARIZONA 85281. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ELECTRONICALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,
Eric Wu
Chief Executive Officer and Chairman of the Board
Tempe, Arizona
April 30, 2021

Opendoor Technologies Inc.Annual Meeting of Stockholders June 17, 2021 at 9:00 AM Pacific TimeThis Proxy is solicited on behalf of the Board of Directors of Opendoor Technologies Inc.The Stockholder(s) hereby appoint(s) Carrie Wheeler and Elizabeth Stevens, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Opendoor Technologies Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Pacific Time on June 17, 2021 and any adjournment, continuation or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://www.viewproxy.com/ opendoor/2021 by 11:59 PM Pacific Time on June 16, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “General Information About Voting and the Annual Meeting.”Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDEPLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at http://www.viewproxy.com/opendoor/2021

The Board of Directors recommends you vote FOR each of the following nominees for director:Please mark your votes like this The Board of Directors recommends you vote FOR Proposals 2 and 3 and “ONE YEAR” for Proposal 4:1. Election of Class I directorsNominees:01 Cipora Herman02 Jonathan Jaffe03 Glenn Solomon□ FOR ALL NOMINEESWITHHOLD AUTHORITY FOR ALL NOMINEESFOR ALL EXCEPT(SEE INSTRUCTIONS2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm□ FOR □ AGAINST □ ABSTAIN3. Approval, on an Advisory (Non-Binding) Basis, of the compensation of our named executive officers (“say-on-pay” vote)□ FOR □ AGAINST □ ABSTAINInstructions: To withhold authority to vote for any individual nominee, mark “For All Except” above and write the number(s) of the nominee(s) on the line below.4. Approval, on an Advisory (Non-Binding) Basis, of the frequency of future say-on- pay votesDO NOT PRINT IN THIS AREA(Stockholder Name & Address Data)□ 1 YEAR □ 2 YEARS □ 3 YEARS □ ABSTAINNOTE: Such other business as may properly come before the meeting and any adjournment, continuation or postponement thereof.Signature of Stockholder: Date□ Change of Address — Please print new address belowSignature of Stockholder: DateNOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.VIRTUAL CONTROL NUMBERPLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.As a stockholder of Opendoor Technologies Inc., you have the option of voting your shares electronically through the Internet or by tele- phone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 8:59 PM Pacific Time on June 16, 2021.As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at http://www.viewproxy.com/opendoor/2021 using your Virtual Control Number below. Your registration must be received by 11:59 PM Pacific Time on June 16, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Please have your Virtual Control Number with you during the meeting in order to vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the Proxy Statement in the section titled “General Information About Voting and the Annual Meeting.”VIRTUAL CONTROL NUMBERPROXY VOTING INSTRUCTIONSPlease have your 11-digit Virtual Control Number ready when voting by Internet or telephone(INTERNETVote Your Shares on the Internet: Go tohttp://www.FCRvote.com/OPENHave your proxy card available when you access the above website. Follow the prompts to vote your shares.TELEPHONEVote Your Shares by Phone: Call 1 (866) 402-3905Use any touch-tone telephone to vote your shares. Have your proxy card available when you call.Follow the voting instructions to vote your shares.MAILVote Your Proxy by Mail:Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.